UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

☒	Filed by the Registrant

☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Outset Medical, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Outset Medical

2024 Proxy Statement

AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

.Outset

Notice of 2024 Annual Meeting of Stockholders

Dear Outset Stockholders:

You are invited to attend Outset Medical, Inc.’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”).

When	Where	Record Date
May 29, 2024 (Wednesday) At 1:30 p.m., Pacific Time	Via live audio webcast: www.virtualshareholdermeeting.com/OM2024	Close of business on April 2, 2024

At the Annual Meeting, stockholders will be asked to vote on the following matters:

Items of Business*		Board Recommendation
Proposal 1:	To elect the three (3) Class I directors named in this proxy statement to hold office until the 2027 annual meeting of stockholders	✓	FOR each nominee
Proposal 2:	To hold a non-binding advisory vote to approve the 2023 compensation of our named executive officers as disclosed in this proxy statement	✓	FOR
Proposal 3:	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2024	✓	FOR

*We will also conduct any other business properly brought before the meeting.

Attending the Annual Meeting	Voting

Stockholders of record at the close of business on April 2, 2024 can attend the Annual Meeting online, including to vote and/or submit questions, at www.virtualshareholdermeeting.com/OM2024.

See page 5 of the accompanying proxy statement for additional information regarding participation in the virtual meeting.

Your vote is very important to us. Whether or not you plan to attend the virtual Annual Meeting, please ensure your shares are represented by voting promptly. For instructions on how to vote your shares, please refer to the instructions on the Internet Notice you received in the mail, the section entitled “Annual Meeting Information” beginning on page 1 of the accompanying proxy statement or, if you requested to receive printed copies of these materials, your enclosed proxy card.

By order of the Board of Directors,

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to be Held

on May 29, 2024 at 1:30 p.m. Pacific Time via live audio webcast at www.virtualshareholdermeeting.com/OM2024

This Notice of 2024 Annual Meeting of Stockholders, the accompanying proxy statement and our 2023 annual report on Form 10-K are available on our website at https://investors.outsetmedical.com/financial-information/annual-reports, as well as at www.proxyvote.com.

/s/ John L. Brottem
John L. Brottem
General Counsel and Secretary

Outset Medical, Inc.
3052 Orchard Drive
San Jose, California 95134
April 11, 2024

Annual Meeting Information	1	EXECUTIVE COMPENSATION	28
Board and Corporate Governance Matters	8	Proposal Two: Advisory Vote on Named Executive Officer Compensation	28
Proposal One: Election of Directors	8	Compensation Discussion and Analysis	29
Overview of Our Nominees and Continuing Directors	9	Compensation Committee Report	45
		2023 Summary Compensation Table	46
Board Structure and Composition	16	Grants of Plan-Based Awards in 2023	48
Director Independence	16	Outstanding Equity Awards at 2023 Year-End	50
Board Leadership Structure	16	Option Exercises and Stock Vested in 2023	51
Role of our Board in Risk Oversight	17	Additional Narrative Disclosure	52
Meetings of our Board	19	Compensation Risk Assessment	54
Committees of our Board	19	CEO Pay Ratio	54
Committee Composition and Meetings	19	Pay Versus Performance	55
Audit Committee	19	Equity Plan Information	61
Compensation Committee	20	Equity Compensation Plan Information	61
Compensation Committee Interlocks and Insider Participation	21	Stock Ownership	62
Nominating and Corporate Governance Committee	21	Security Ownership of Certain Beneficial Owners and Management	62
Director Nomination Process	22	Delinquent Section 16(a) Reports	64
Stockholder Engagement	23	Audit Matters	65
Code of Ethics and Business Conduct	23	Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm	65
Corporate Governance Guidelines	24
Stock Ownership Guidelines	24	Report of the Audit Committee	66
Recoupment Policy	24	Additional Information	67
Anti-Hedging and Anti-Pledging Policy	25	Other Matters	67
Stockholder Communications with our Board	25	Stockholder Proposals and Nominations for Next Year’s Annual Meeting of Stockholders	67
Certain Relationships and Related Party Transactions	25
		Availability of Annual Report on Form 10-K	67
Director Compensation	26	APPENDIX A – NON-GAAP RECONCILIATIONS	A-1

Non-Employee Director Compensation Policy	26
2023 Director Compensation Table	27

Proxy Statement

For the 2024 Annual Meeting of Stockholders

To be held on May 29, 2024

Annual Meeting Information

Our Board of Directors (“Board”) is soliciting your proxy for the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Outset Medical, Inc. (“Outset,” the “Company,” “we,” “us” or “our”) and at any adjournment, continuation or postponement of the meeting for the purposes described in this proxy statement and the accompanying Notice of 2024 Annual Meeting of Stockholders. The Annual Meeting will take place on May 29, 2024 at 1:30 p.m. Pacific Time in a virtual format via live audio webcast. If you held shares of our common stock as of the close of business on the record date, April 2, 2024, you are invited to attend the meeting at www.virtualshareholdermeeting.com/OM2024 and vote on the proposals described in this proxy statement. On or about April 11, 2024, we will be mailing a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to our stockholders. The Internet Notice will include instructions on how to access the proxy materials over the Internet, including our proxy statement, Notice of 2024 Annual Meeting of Stockholders, proxy card and our 2023 annual report on Form 10-K (the “2023 annual report”). The Internet Notice will also describe how to vote online and, if desired, how to receive a printed set of proxy materials.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending the Internet Notice to our stockholders as of the record date, beginning on or about April 11, 2024. The Internet Notice will instruct you as to how you may access and review the proxy materials on the Internet and, if desired, how to request a printed set of proxy materials. In addition, by following the instructions in the Internet Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe that these rules allow us to conserve natural resources and reduce our costs of printing and delivering proxy materials, while providing a convenient method for stockholders to access the materials and vote.

We provided some of our stockholders with a printed set of proxy materials instead of the Internet Notice if they previously requested to receive paper copies. If you received a printed set of proxy materials, we encourage you to consider helping us reduce the environmental impact of delivering printed materials by signing up to receive all of your future proxy materials electronically.

Who can vote?

If you were a stockholder of record as of the close of business on April 2, 2024 (the “record date”), you are entitled to vote your shares at the Annual Meeting. As of the record date, 51,702,159 shares of our common stock were issued and outstanding. Each share of our common stock is entitled to one vote on each matter properly brought before the meeting.

2024 Proxy Statement	1

What am I voting on?

You are being asked to vote on three proposals:

•
Proposal One: To elect the three (3) Class I directors named in this proxy statement to hold office until the 2027 annual meeting of stockholders;
•
Proposal Two: To hold a non-binding advisory vote to approve the 2023 compensation of our named executive officers as disclosed in this proxy statement (the “say-on-pay vote”); and
•
Proposal Three: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2024.

How does Outset’s Board recommend that I vote on each proposal?

Our Board recommends that our stockholders vote as follows:

Proposal		Board Recommendation
Proposal One:	Election of Directors	“FOR” the election of each of the three (3) Class I directors named in this proxy statement to hold office until the 2027 annual meeting of stockholders
Proposal Two:	Say-on-Pay Vote	“FOR” the approval, on a non-binding advisory basis, of the 2023 compensation of our named executive officers as disclosed in this proxy statement
Proposal Three:	Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024

What if another matter is properly brought before the meeting?

Our Board is not aware of any other matters that will be presented for consideration at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting in advance of the Annual Meeting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee (a “broker”). You may also vote your shares electronically during a designated portion of the virtual Annual Meeting after logging in as a “stockholder” with your 16-digit control number at www.virtualshareholdermeeting.com/OM2024. Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described below.

2024 Proxy Statement	2

•
Stockholders of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with Outset’s transfer agent, American Stock Transfer & Trust Company, then you are a “stockholder of record.” As a stockholder of record, you may vote by proxy in advance of the Annual Meeting in three ways:

Vote by Internet

Go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Internet Notice or proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 28, 2024 to be counted.

Vote by telephone

Dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Internet Notice or proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 28, 2024 to be counted.

Vote by mail

If you received printed copies of the proxy materials, complete, sign and date the enclosed proxy card, and return it promptly in the envelope provided. If your signed proxy card is received by 11:59 p.m. Eastern Time on May 28, 2024, we will vote your shares as you direct.

•
Beneficial Owner: Shares Registered in the Name of Broker

If, on the record date, your shares were held not in your name, but in an account with a broker as custodian on your behalf, then you are considered the “beneficial owner” of shares held in “street name.” The Internet Notice or proxy materials, as applicable, are being forwarded to you by that broker who is considered the stockholder of record of those shares for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares by following the instructions for voting set forth on that organization’s voting instruction card.

What is the effect of giving a proxy? What if I return a proxy card or otherwise vote but do not make specific choices?

Proxies are solicited by and on behalf of our Board, and Leslie Trigg (our President and Chief Executive Officer (“CEO”)) and John Brottem (our General Counsel and Secretary) have been designated as proxy holders by our Board. If you properly grant your proxy, your shares will be voted as you instruct.

If you return a signed proxy card or otherwise vote without marking specific voting selections, your shares will be voted as the Board recommends: “For” the election of three (3) Class I directors (Proposal One); “For” the approval of named executive officer compensation (Proposal Two); “For” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024 (Proposal Three); and in accordance with the best judgment of your proxy holder for any other matters properly brought before the meeting, if any.

2024 Proxy Statement	3

Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before the Annual Meeting in any of these ways:

•
Vote again over the Internet or by telephone as instructed above before 11:59 Eastern Time on May 28, 2024. Only your latest Internet or telephone vote is counted.
•
Submit a properly signed proxy card with a later date that is received no later than 11:59 Eastern Time on May 28, 2024. Only your latest dated proxy card will be counted.
•
Send a timely written notice that you are revoking your proxy to Outset’s Corporate Secretary at 3052 Orchard Drive, San Jose, California 95134.
•
Attend the virtual Annual Meeting and vote electronically during the meeting. Simply attending the meeting will not, by itself, revoke your proxy.

If you are the beneficial owner of shares held in street name, you should follow the instructions provided by your broker, bank or other nominee to revoke previously submitted voting instructions.

What are broker non-votes?

Brokers holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2024 (Proposal Three). The election of directors (Proposal One) and the say-on-pay vote (Proposal Two) are non-routine matters.

A broker non-vote occurs when a broker does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker exercises discretionary voting authority on Proposal Three, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to Proposal One, Proposal Two or any other non-routine matters that are properly presented at the Annual Meeting. Broker non-votes will have no impact on the voting results.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. A quorum will be present if the holders of at least a majority of the outstanding shares of our common stock entitled to vote are present at the Annual Meeting online or represented by proxy. On the record date, there were 51,702,159 shares of our common stock outstanding and entitled to vote. For purposes of determining the presence of a quorum, abstentions, withheld votes and broker non-votes are counted. If there is no quorum, the holders of a majority of shares present or represented by proxy at the Annual Meeting may adjourn the meeting to a later date.

2024 Proxy Statement	4

What vote is required for the approval of each proposal? What effect do “withhold” votes, abstentions and broker non-votes have on the proposals?

The following chart summarizes the proposals to be considered at the Annual Meeting, the vote required for approval of each proposal, and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of “Withhold” Votes or Abstentions	Effect of “Broker Non-Votes”
Proposal One: Election of Directors	For or Withhold on each nominee

Plurality of the votes cast. This means that the three nominees receiving the highest number of “For” votes (from the holders of votes of shares present or represented by proxy and entitled to vote on the election of directors) will be elected as Class I directors.

			“Withhold” votes have no effect; only “For” votes affect the outcome of the election.	Brokers do not have discretion to vote. Broker non-votes will have no effect; only “For” votes affect the outcome of the election.
Proposal Two: Say-on-Pay Vote	For, Against or Abstain	Affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal.	Abstentions are considered shares present and entitled to vote, and therefore have the same impact as votes “Against” the proposal.	Brokers do not have discretion to vote. Broker non-votes will have no effect.
Proposal Three: Ratification of Appointment Independent Registered Public Accounting Firm	For, Against or Abstain	Affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal.	Abstentions are considered shares present and entitled to vote, and therefore have the same impact as votes “Against” the proposal.	Brokers have discretion to vote. Therefore, we do not expect any broker non-votes.

Important Information About Our Virtual Annual Meeting:

•
Why is the Annual Meeting being held in a virtual format this year? Our Annual Meeting will again be held in a virtual meeting format via live audio webcast. We believe the virtual format enables our stockholders to safely and conveniently attend the Annual Meeting, while facilitating active and equal participation for all stockholders at no cost regardless of geographic location. We have designed our virtual format to help ensure that our stockholders who attend the Annual Meeting virtually will be afforded similar rights and opportunities to participate as they would at an in-person meeting.
•
How can I attend the Annual Meeting online? To join the Annual Meeting online, visit www.virtualshareholdermeeting.com/OM2024 and log in as a stockholder with your 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
•
When can I join the virtual Annual Meeting? The meeting will begin promptly at 1:30 p.m. Pacific Time on Wednesday, May 29, 2024. You may access the meeting platform beginning at 1:15 p.m. Pacific Time, and we encourage you to join in advance of the meeting start time to allow sufficient time to log in and confirm your connection and audio are working properly.
•
Can I ask questions during the virtual Annual Meeting? Yes. If you are logged in as a stockholder at the virtual Annual Meeting, you will have an opportunity to submit questions live via the Internet during a designated portion of the virtual Annual Meeting. Once you are logged in, type your question into the question box and click “submit.”

Subject to time constraints, we intend to answer questions pertinent to the Company and meeting matters submitted by stockholders during the Annual Meeting that comply with our rules of conduct for the Annual Meeting, which will be posted on the meeting website during the meeting as well as on the Investors section of our website prior to the meeting.

2024 Proxy Statement	5

•
How do I vote during the virtual Annual Meeting? You will have an opportunity to vote your shares electronically during a designated portion of the virtual Annual Meeting after logging in as a stockholder with your 16-digit control number at www.virtualshareholdermeeting.com/OM2024. Whether or not you plan to join the Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials.
•
What if I lost my 16-digit control number? If you do not have your 16-digit control number, you will still be able to log in to the virtual Annual Meeting as a guest. To join the meeting webcast, visit www.virtualshareholdermeeting.com/OM2024 and register as a guest. If you log in as a guest, you will not be able to vote your shares or ask questions during the meeting.
•
What if I did not receive a 16-digit control number? If you are a beneficial owner of shares held in street name and did not receive a 16-digit control number on the Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker well in advance of the Annual Meeting for instructions on how to obtain a 16-digit control number and access the virtual meeting as a stockholder. Instructions should also be provided on the voting instruction form provided by your broker. Without first obtaining your 16-digit control number and logging in as a stockholder, you will still be able to attend the meeting by logging in as a guest, however, you will not be able to vote your shares or ask questions during the meeting.
•
What if I have technical difficulties? On the meeting day, if you have trouble accessing the virtual meeting platform or encounter other technical difficulties with the platform before or during the meeting, please call the technical support number posted on the Annual Meeting login page at www.virtualshareholdermeeting.com/OM2024. Technical support information will also be available on the Annual Meeting login page prior to the meeting day.
•
Will a list of stockholders be available for inspection prior to and during the meeting? Yes. A complete list of stockholders of record will be available for inspection by any stockholder for at least ten (10) days prior to the Annual Meeting during ordinary business hours at our headquarters located at 3052 Orchard Drive, San Jose, California 95134. In addition, the list will be available for inspection online during the virtual Annual Meeting if you logged in as a stockholder with your 16-digit control number.
•
Will a recording of the meeting be available? Yes, following the Annual Meeting, a recording of the meeting will be available on www.virtualshareholdermeeting.com/OM2024 for one year following the meeting date.

Who will count the votes?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.

Who is paying for this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees (for no additional compensation) in person, by telephone or by other means of communication, including by mail or e-proxy. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Internet Notice?

If you receive more than one Internet Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Internet Notice to ensure that all of your shares are voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.

2024 Proxy Statement	6

Why were my proxy materials included in the same envelope as other people at my address? How may I obtain an additional copy of the proxy materials?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we deliver a single copy of the Internet Notice and, if applicable, our proxy materials to stockholders of record who share the same address, unless we have received contrary instructions from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If you share an address with another stockholder and receive only a single copy of the Internet Notice or, if applicable, our proxy materials, but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions, Inc., by calling 1-866-540-7095 or writing to 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department and an additional copy of the materials will be promptly delivered to you. Similarly, if you receive multiple copies of the Internet Notice or, if applicable, the proxy materials but would prefer to receive a single copy in the future, you may also contact Broadridge Financial Solutions, Inc. at the above telephone number or address. Beneficial owners should contact their broker to request information about householding procedures.

2024 Proxy Statement	7

Board and Corporate Governance Matters

Proposal One: Election of Directors

General

Our Board currently consists of eight directors and is divided into three classes of directors that serve staggered three-year terms, currently Class I, with a term expiring in 2024, Class II, with a term expiring in 2025 and Class III, with a term expiring in 2026. At the Annual Meeting, our stockholders will vote on the election of three Class I directors for an additional three-year term expiring at our 2027 annual meeting of stockholders. Each of our other current directors will continue to serve as a director until the expiration of his or her three-year term and the election and qualification of his or her successor.

The three directors currently serving on our Board in Class I, the class whose term of office expires in 2024, have each been nominated by our Board, upon the recommendation of our Nominating and Corporate Governance Committee, to stand for election at the Annual Meeting: Karen Drexler, Dale E. Jones and Leslie Trigg. Each of these three nominees has consented to being named as a nominee in this proxy statement and has agreed to serve, if elected, until our 2027 annual meeting of stockholders and until the election and qualification of his or her successor.

For more information about each of the director nominees and continuing directors, including information regarding the experience, qualifications, attributes and skills that led to the conclusion that each director should serve as a member of our Board, please refer to the section below entitled “Overview of Our Nominees and Continuing Directors.”

Vote Required:

Directors are elected by a plurality of the votes cast by our stockholders at the Annual Meeting. This means that the three nominees receiving the highest number of affirmative votes (from the holders of votes of shares present or represented by proxy and entitled to vote on the election of directors) will be elected. Broker non-votes and “Withhold” votes will have no effect on the outcome of this vote.

Board Recommendation:	OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE (3) CLASS I DIRECTOR NOMINEES NAMED ABOVE.

2024 Proxy Statement	8

Overview of Our Nominees and Continuing Directors

The following table and the brief biographies that follow provide information, as of the date of this proxy statement, about each director nominee and each continuing director:

								Current Committee Membership*
	Age	Position(s)	Director Since	Class	Current Term Expires	Expiration of Term for Which Nominated	Independent	AC	CC	NCG
Director Nominees
Karen Drexler	64	Director	2021	I	2024	2027	Yes		X	X
Dale E. Jones	64	Director	2022	I	2024	2027	Yes		Chair
Leslie Trigg	53	President, CEO and Chair of the Board	2014	I	2024	2027	No
Continuing Directors
D. Keith Grossman	63	Lead Independent Director	2014	II	2025	—	Yes		X	X
Patrick T. Hackett	62	Director	2019	II	2025	—	Yes	X		Chair
Jim Hinrichs	56	Director	2020	III	2026	—	Yes	Chair
Brent D. Lang	56	Director	2024	III	2026	—	Yes	X
Andrea L. Saia	66	Director	2021	III	2026	—	Yes	X

* AC - Audit Committee; CC - Compensation Committee; NCG - Nominating and Corporate Governance Committee

2024 Proxy Statement	9

Director Dashboard

Our director nominees and continuing directors (which we refer to as our “directors” in these charts) bring diverse viewpoints and perspectives to our boardroom and exhibit a balance of tenure, skills, experiences and backgrounds that we believe enhances the deliberation and decision-making processes of our Board and allows our Board to effectively fulfill its oversight function.

Our directors bring a balance of skills and experience, including those listed in the skills matrix on the following page. The matrix identifies the most prominent skills and core competencies of each director (reflected on an aggregate basis). Each director possesses numerous other skills and competencies not reflected in the matrix below, however, we believe that representing only the most prominent skills and core competencies of our Board provides a more meaningful presentation of the key contributions and value that our directors bring to their service on our Board and committees and to our stockholders.

Independence	Gender Diversity
7 of 8 directors are Independent Independent Management 1 7	3 of 8 directors are women (incl. our Chair) Women Men 5 3
Tenure	Age
4.3 yrs Average tenure of directors 2 2 4 < 3 yr 3-6 yrs 7+ yrs	60.5 yrs Average age of directors 5 3 < 60 years 60+ years

Board Diversity Matrix (as of April 11, 2024)*

Board Size:
Total number of directors: 8
Gender:	Female	Male	Non-Binary	Gender Undisclosed
Number of directors based on gender identity:	3	5	—	—

Number of directors who identify in any of the categories below:
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Undisclosed	—	1	—	—

* Self-identified diversity statistics for our Board in the format required by Nasdaq Listing Rule 5605(f).

2024 Proxy Statement	10

Director Dashboard

Skills Matrix

Public Company Board Service
A deep understanding of the Board’s oversight responsibilities enhances transparency and accountability for management and the Board
Public Company CEO or CFO Experience
Critical to our Board’s understanding of the demands and challenges of managing a large public organization
Other Senior Leadership Role
Enhances our Board’s ability to oversee management’s performance, and understand organizations, processes and strategy
Healthcare / Medical Device Industries
Enables our Board to understand strengths and challenges specific to the healthcare and medical device industries in which we operate
Financial Literacy / Accounting
Crucial to our Board’s ability to advise on and oversee capital management, financial transactions, financial reporting and internal controls
FDA / Regulatory
Critical to enable effective oversight by our Board of our compliance with the complex regulations that apply to our business, including FDA
Sales & Marketing
Crucial to our Board’s understanding of how to effectively sell our products in existing markets and expand to new ones
Supply Chain / Manufacturing
Helps our Board effectively oversee our manufacturing operations and navigate any supply chain challenges
Human Capital Management
Enables effective oversight of culture development, succession planning and our ability to attract, retain and motivate key talent
M&A / Strategic Transactions
Essential to our Board’s ability to advise on and guide our strategic transactions and long-term growth
Risk Management
Critical to our Board’s ability to oversee, understand and help mitigate key risks to Outset
International Business
Important to our Board’s ability to advise on and help guide our long-term growth strategy
Environmental & Social
Helps us operate within a responsible, sustainable business model and create long-term value for our stockholders

2024 Proxy Statement	11

Director Nominees at the Annual Meeting – Class I Directors

Karen Drexler Director since: 2021 Age: 64 Committees: · Compensation · Nominating & Corporate Governance Other Current Public Boards: · ResMed Inc. · Tivic Health Systems, Inc. · EBR Systems, Inc.

BACKGROUND:

Karen Drexler has served on our Board since January 2021. Ms. Drexler has served on the board of directors of ResMed Inc., a medical device company, since November 2017, on the board of directors of Tivic Health Systems, Inc., a bioelectronic medicine company, since August 2019, and on the board of directors of EBR Systems, Inc., a cardiac pacing company, since October 2021. She also currently serves on the boards of directors of two private companies: VIDA Health, a lung intelligence solutions and analytics company and Huma.AI, a healthcare artificial intelligence company. Ms. Drexler previously served as CEO of Sandstone Diagnostics, Inc., a private company developing instruments and consumables for point-of-care medical testing, from June 2016 until July 2020. From 2011 to 2017, she served as chair of the board of Hygieia, Inc., a private digital insulin therapy company. Ms. Drexler has also served on the board of directors of a number of private companies in the fields of diagnostics, medical devices, and digital health. Ms. Drexler was founder, president, and CEO of Amira Medical Inc., a private company focused on glucose monitoring technology, from 1996 until it was sold to Roche Holding AG in 2001. Prior to that, she held management roles at LifeScan, a medical device company, including leading its manufacturing function, and played a key role in its sale to Johnson & Johnson. Ms. Drexler is also a member of the G100 Network and Stanford Women on Boards. Ms. Drexler holds a B.S.E. from Princeton University and an M.B.A from the Stanford University Graduate School of Business.

Key Qualifications:

We believe that Ms. Drexler is qualified to serve on our Board because of her corporate leadership and industry experience gained through chief executive officer and other management roles at medical device companies, as well as her experience as a board member at several companies in the medical device industry. Ms. Drexler also brings to the Board experience in business development and strategic transactions, a background in manufacturing operations, and a deep understanding of using data analytics coupled with a consumer-centric approach to create a better patient experience.

Dale E. Jones Director since: 2022 Age: 64 Committees: · Compensation (Chair)

BACKGROUND:

Dale E. Jones has served on our Board since April 2022. Mr. Jones has served as Chief Executive Officer of Magna Vista Partners, a global leadership consulting firm, since September 2022. He has also served as a senior advisor to Diversified Search Group, an executive search firm, since January 2022, where he previously served as President and Chief Executive Officer from January 2015 to December 2021 and as President from October 2013 to January 2015. Prior to that, Mr. Jones served as Vice Chairman and partner of the CEO and Board Practice in the Americas at Heidrick & Struggles from 2009 to 2013. From 2007 to 2009, he served as Chief Executive Officer of PlayPumps International and as Executive Vice President of Revolution LLC, a venture capital firm that funded a philanthropic initiative to provide clean drinking water to Africa. Mr. Jones held several executive leadership positions at Heidrick & Struggles from 1999 to 2007. Mr. Jones has served on the board of directors of Chick-fil-A, Inc. a fast food restaurant chain, since January 2021. Previously, he served on the boards of directors of Northwestern Mutual, a financial services company, from 2007 to May 2022, of Kohl’s Corporation, an omnichannel retailer, from 2008 to 2016, and of Hughes Supply from 2003 to 2006 (prior to its acquisition by The Home Depot). Mr. Jones holds a B.A. from Morehouse College.

Key Qualifications:

We believe Mr. Jones is qualified to serve on our Board because of his extensive experience as a senior advisor to chief executives, other senior leaders and boards of directors around the globe on human capital issues including executive recruiting, retention, succession planning, talent management and corporate governance. Mr. Jones also brings to the Board broad-based knowledge in the areas of consumer products and executive compensation, decades of experience in building diverse and dynamic teams, as well as experience as a corporate board member.

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Leslie Trigg Director since: 2014 President, CEO and Board Chair Age: 53 Other Current Public Boards: · ARYA Sciences Acquisition Corp IV

BACKGROUND:

Leslie Trigg has served as our President and CEO and a member of our Board since November 2014 and as Chair of our Board since February 2022. Ms. Trigg joined the Company from Warburg Pincus, a private equity firm, where she was an Executive in Residence from March 2012 to March 2014. Prior to that, Ms. Trigg served in several roles at Lutonix (acquired by CR Bard), a medical device company, from January 2010 to February 2012, most recently as Executive Vice President, and as Chief Business Officer of AccessClosure (acquired by Cardinal Health), a medical device company, from September 2006 to June 2009. She also previously held positions with FoxHollow Technologies (acquired by ev3/Covidien), a manufacturer of devices to treat peripheral artery disease, Cytyc, a diagnostic and medical device company, Pro-Duct Health (acquired by Cytyc), a medical device company, and Guidant, a cardiovascular medical device company. Ms. Trigg has served on the board of directors of ARYA Sciences Acquisition Corp IV, a special purpose acquisition company, since March 2021. Ms. Trigg also serves as the Chair of the board of directors of the Medical Device Manufacturers Association (MDMA). Previously, Ms. Trigg served on the board of directors of Adaptive Biotechnologies Corporation, a biotechnology company, from March 2021 to June 2023. Ms. Trigg holds a B.S. degree from Northwestern University and an M.B.A. from The Haas School of Business, University of California, Berkeley.

Key Qualifications:

We believe that Ms. Trigg is qualified to serve on our Board because of her corporate leadership, regulatory, commercial and industry experience gained through chief executive officer and other management roles at medical technology companies, including global businesses, as well as her experience as a corporate board member in the healthcare sector and as Chair of the MDMA board. As President and CEO of Outset for over eight years, Ms. Trigg’s broad and deep knowledge of Outset, its day-to-day business operations and the competitive landscape provides valuable insights to our Board.

Continuing Class II Directors – Term Expiring at the 2025 Annual Meeting

D. Keith Grossman Director since: 2014 Lead Independent Director Age: 63 Committees: · Compensation · Nominating & Corporate Governance Other Current Public Boards: · Nevro Corp. · Alcon Inc.

BACKGROUND:

D. Keith Grossman has served as our Lead Independent Director since February 2022 and served as Chairman of our Board from April 2014 to February 2022. Mr. Grossman has served as Chairman of the board of directors of Nevro Corp. (“Nevro”), a global medical device company, since October 2023 where he previously served as Executive Chairman from April 2023 to October 2023 and as Chairman and Chief Executive Officer from March 2019 to April 2023. Mr. Grossman has also served as Vice Chairman of Alcon Inc., an eye care products company, since April 2019. Previously, he was Chief Executive Officer and President of Thoratec, a medical device company, from September 2014 to December 2015 and from January 1996 to January 2006; Chief Executive Officer and President of Conceptus, a manufacturer and developer of medical devices, from December 2011 to June 2013; and Managing Director for TPG, a private equity firm, from September 2007 to December 2011. He also previously held positions with Eon Labs, a pharmaceutical company, SulzerMedica, a manufacturer of implantable medical devices, and American Hospital Supply/McGaw Labs, a medical supply company. Mr. Grossman served on the board of directors of ViewRay, a medical device company in the field of cancer therapy, from July 2018 to February 2021; Zeltiq (acquired by Allergan), a company that markets and licenses devices used for cryolipolysis procedures, from October 2013 to May 2017; Kyphon (acquired by Medtronic plc), a medical device company, from May 2007 to November 2007; Intuitive Surgical, a medical device company, from April 2003 to April 2010; and Tandem Diabetes Care, a medical device company, from April 2010 to January 2012. Mr. Grossman has also served on the board of directors of a number of private companies. Mr. Grossman holds a B.S. from Ohio State University and an M.B.A. from the George L. Graziadio School of Business and Management, Pepperdine University.

Key Qualifications:

We believe that Mr. Grossman is qualified to serve on our Board because of his corporate leadership, regulatory, commercial and industry experience gained through chief executive officer roles at medical technology companies, including his prior experience as Chairman and Chief Executive Officer of a global public company in the medical device field. Mr. Grossman also brings to the Board experience as a board member and investor at a range of private and public companies in the medical technology industry, as well as experience in business development and strategic transactions. We believe Mr. Grossman’s extensive experience leading medical device companies through commercial growth aligns with our commercial strategies in both the acute and home markets.

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Patrick T. Hackett Director since: 2019 Age: 62 Committees: · Audit · Nominating & Corporate Governance (Chair)

BACKGROUND:

Patrick T. Hackett has served on our Board since May 2019. Mr. Hackett has served on the board of directors of Intelligent Medical Objects, a private healthcare software company, since January 2017. Previously, Mr. Hackett served as a Managing Director at Warburg Pincus, a private equity firm, from June 1990 to July 2017, where he focused on investments in the technology and healthcare services fields across the firm’s global territories, and he currently serves as a senior advisor to Warburg Pincus. He previously held positions with Cove Capital Associates, a private merchant banking partnership, Acadia Partners, a private equity firm, and Donaldson, Lufkin and Jenrette, an investment bank. Mr. Hackett has served on the board of directors of Stamford Health System, a nonprofit community hospital in Connecticut, since May 2016, including as its Chair from October 2020 to September 2022. He also served on the board of directors of Bridgepoint Education, a provider of post-secondary education services, from February 2008 to November 2017; Yodlee (acquired by Envestnet), a data aggregation and data analytics platform company, from January 2008 to October 2015; and Nuance Communications (acquired by Microsoft), a provider of voice and language software, from January 2009 to September 2014. Mr. Hackett has also served on the board of directors of a number of private companies. Mr. Hackett holds a B.A. from the University of Pennsylvania and a B.S. from The Wharton School, University of Pennsylvania.

Key Qualifications:

We believe that Mr. Hackett is qualified to serve on our Board because of his industry knowledge and significant experience in business development and strategic transactions gained as a corporate board member and investor in healthcare services companies. Through his global private equity role, Mr. Hackett’s extensive involvement in the investment and transaction evaluation processes requires a deep understanding of the financial and operational performance of companies across various industries and geographic territories that we believe provides valuable insight to our Board.

Continuing Class III Directors – Term Expiring at the 2026 Annual Meeting

Jim Hinrichs Director since: 2020 Age: 56 Committees: · Audit (Chair) Other Current Public Boards: · Orthofix Medical Inc. · Integer Holdings Corporation

BACKGROUND:

Jim Hinrichs has served on our Board since February 2020. Mr. Hinrichs has served as Co-Founder of Atmas Health, a healthcare partnership focused on acquiring healthcare assets, since September 2022. He has also served on the board of directors of Orthofix Medical Inc., a spinal care solutions company, since April 2014, and on the board of directors of Integer Holdings Corporation, a medical device manufacturing company, since February 2018. Mr. Hinrichs previously served as Chief Financial Officer of Cibus from May 2018 to July 2019 and Executive Vice President and Chief Financial Officer of Alere (acquired by Abbott Labs), a diagnostics company, from April 2015 to October 2017. Mr. Hinrichs previously held various positions at CareFusion (acquired by Becton Dickinson), a medical device company, serving as Chief Financial Officer from December 2010 to March 2015, Senior Vice President Global Customer Support from December 2009 to December 2010, and SVP Controller from January 2009 to December 2009. Before that, Mr. Hinrichs held various financial leadership positions at Cardinal Health and Merck & Co. Mr. Hinrichs served on the board of directors of Acutus Medical, Inc., a dynamic arrhythmia care company, from September 2019 to August 2022. Mr. Hinrichs holds a B.S. from Carnegie Mellon University and an M.S. from The Tepper School of Business, Carnegie Mellon University.

Key Qualifications:

We believe that Mr. Hinrichs is qualified to serve on our Board because of his corporate leadership and industry experience gained through chief financial officer and other executive roles at global healthcare and medical technology companies, his extensive experience in business development and strategic transactions, and his experience as a board member and investor in the medical technology industry. Mr. Hinrichs also brings to the Board significant expertise in financial operations, accounting, governance and general risk management matters gained through his career as a financial executive, and as an audit committee member of multiple other public companies.

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Brent D. Lang Director since: 2024 Age: 56 Committees: · Audit Other Current Public Boards: · Movella Holdings, Inc.

BACKGROUND:

Brent D. Lang has served on our Board since March 2024. Mr. Lang has served as Chairman of the board of directors of Movella Holdings Inc., a company specializing in movement digitization, since November 2021, and also currently serves on the board of directors of Thriveworks, a private company that provides mental health services. Mr. Lang previously served as President and Chief Executive Officer, and on the board of directors of Vocera Communications, Inc. (“Vocera”), a global provider of clinical communication and workflow solutions, from June 2013, and as Chairman of the board of directors from June 2018 until February 2022 when the company was acquired by Stryker Corporation (“Stryker”), a multinational medical technology corporation. Mr. Lang served as a Strategic Advisor to Stryker from February 2022 to December 2022. Prior to being named Chief Executive Officer of Vocera, Mr. Lang held various leadership positions at Vocera beginning in 2001, including as its President and Chief Operating Officer and Vice President of Marketing and Business Development. Earlier in his career, Mr. Lang held leadership roles at 3Com Corporation, a networking company, and worked as a strategy consultant for Monitor Company, Inc., a consulting firm advising Fortune 500 companies. Mr. Lang holds a B.S. from the University of Michigan and an M.B.A. from the Stanford University Graduate School of Business.

Key Qualifications:

We believe that Mr. Lang is qualified to serve on our Board because of his corporate leadership, commercial and industry experience, including his prior experience as Chairman and Chief Executive Officer of a global provider of clinical communication and workflow solutions primarily for healthcare providers. Mr. Lang also brings to the Board significant experience in business development and strategic transactions. We believe Mr. Lang’s wealth of healthcare expertise, including in growing and scaling software-enabled business models, aligns with our recurring revenue business model and will help guide our continued growth as we execute on our commercial strategies.

Andrea L. Saia Director since: 2021 Age: 66 Committees: · Audit Other Current Public Boards: · Align Technology, Inc.

BACKGROUND:

Andrea L. Saia has served on our Board since March 2021. Ms. Saia has served on the board of directors of Align Technology, Inc., a global medical technology company, since July 2013. She previously served as the Global Head of Vision Care in the Alcon division of Novartis AG, a global healthcare company, from 2011 until her retirement in 2012. Prior to that role, she served as President and Chief Executive Officer of CibaVision, a subsidiary of Novartis, from 2008 to 2011, and prior to that, she held various positions at CibaVision since joining in 2002, including President of Europe, Middle East and Africa operations, President of the Global Lens Business and Global Head of Marketing. Ms. Saia was the Chief Marketing Officer for GCG Partners and also held senior management and marketing positions with global consumer products companies such as Procter & Gamble, Unilever and Revlon. Previously, Ms. Saia served on the boards of directors of LivaNova PLC, a global medical technology company, from July 2016 to December 2023, and of Coca-Cola Enterprises, Inc., the marketer, producer and distributor of Coca-Cola products in European markets from 2012 to 2016. Ms. Saia is also a member of the National Association of Corporate Directors, Women Corporate Directors, the Signature Program and serves on the board of visitors for the Farmer School of Business at Miami University. Ms. Saia holds a B.S. from Miami University and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management.

Key Qualifications:

We believe that Ms. Saia is qualified to serve on our Board because of her significant global business experience, her corporate leadership, regulatory, industry and commercial experience gained through chief executive officer and other management roles, as well as her experience as a board member at companies in the healthcare, medical technology and consumer products industries. Ms. Saia also brings to the Board a background in building multinational brands with a consumer health focus and extensive knowledge in both the medical technology and consumer products spaces, which we believe align with our vision to create a differentiated experience in the home for dialysis patients.

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Board Structure and Composition

Our Board currently consists of eight members and is divided into three classes of directors that serve staggered three-year terms. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:

•
the Class I directors are Karen Drexler, Dale E. Jones and Leslie Trigg, whose terms expire at the Annual Meeting;
•
the Class II directors are D. Keith Grossman and Patrick T. Hackett, whose terms will expire at the 2025 annual meeting of stockholders; and
•
the Class III directors are Jim Hinrichs, Brent D. Lang and Andrea L. Saia, whose terms will expire at the 2026 annual meeting of stockholders.

Each director’s term continues until the end of his or her three-year term and the election and qualification of his or her successor, or, if sooner, his or her death, resignation or removal. Our amended and restated certificate of incorporation and bylaws authorize only our Board to fill vacancies on our Board. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Director Independence

Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that, with the exception of our CEO, Leslie Trigg, each member of our Board is an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq stock market (“Nasdaq”). Ms. Trigg is not an independent director because she is an employee of the Company. In addition, Catherine Szyman, who served on our Board during 2023 and resigned in March 2024, was also determined to be independent. In making these determinations, our Board reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” There are no family relationships among any of our executive officers or directors.

Board Leadership Structure

Our bylaws provide our Board with the flexibility to determine the appropriate leadership structure of our Board, including by combining or separating the positions of Chair of the Board and CEO and/or implementing a Lead Independent Director position. Since 2022, our Board has been chaired by Leslie Trigg, who has served as our CEO and a member of our Board since 2014, and D. Keith Grossman has served as Lead Independent Director.

Given the dynamic and competitive environment in which the Company operates, our Board believes that our stockholders are best served by a Board Chair who has broad and deep knowledge of the Company’s day-to-day business operations and the competitive landscape, the ability to identify strategic issues and the vision to create sustainable long-term value for our stockholders. Based on these considerations, our Board has determined that, at this time, Ms. Trigg, our CEO, is best qualified to serve in the role of Board Chair. Our Board believes that Ms. Trigg’s combined role enables decisive leadership and effective execution of our strategic initiatives and business plans, helps ensure clear accountability for Company performance, enhances the Board’s ability to focus on the issues most critical to the Company’s success, creates a strong bridge between management and the Board by facilitating a regular flow of information, allows consistent communication and coordination throughout the Company and helps unify our stockholders, employees, customers and other stakeholders behind a consistent vision.

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Our Board believes the Lead Independent Director position helps maintain an appropriate level of independent checks and balances, enables independent oversight of management and encourages objective oversight of management’s performance, reinforcing the independence of the Board as a whole and enhancing its overall effectiveness. In accordance with our bylaws and corporate governance guidelines, in the role of Lead Independent Director, Mr. Grossman (i) presides over Board meetings at which the Board Chair is not present, (ii) presides over executive sessions of the independent directors, (iii) serves as a liaison between the independent directors and the Board Chair, (iv) is authorized to call meetings of the independent directors, (v) leads the Board in discussions concerning our CEO’s performance and CEO succession, (vi) consults with the Board Chair regarding meeting agendas and meeting schedules for the Board, (vii) is available for consultation and direct communication if requested by major stockholders and (viii) performs such other duties as requested by the Board.

Our Board continues to believe this leadership structure strikes an appropriate balance between strong Company leadership through a combined Board Chair and CEO, and independent oversight through a Lead Independent Director position.

While our Board has concluded that its current leadership structure is appropriate for us at this time, our Nominating and Corporate Governance Committee is charged with periodically reviewing the Board’s leadership structure. With the committee’s support, our Board will continue to regularly evaluate its leadership structure and may exercise its discretion to make changes designed to ensure an appropriate and effective framework of governance and accountability, taking into consideration the needs of our business and the long-term interests of our stockholders.

Role of our Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board’s role in risk oversight is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing our risk exposure and our Board actively overseeing management of our risks – both at the Board and committee level. The risk oversight process includes receiving regular reports from committees and management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, information technology (including cybersecurity and data privacy), finance, legal, regulatory, strategic and reputational risks. Our Board focuses on the overall risks affecting us, and each of its standing committees has been delegated responsibility for oversight of specific risks that fall within its areas of responsibility. For example:

•
Our Audit Committee is responsible for overseeing our major financial, legal and regulatory risk exposures, which spans a variety of areas including litigation, regulatory compliance, financial reporting and insurance, as well as data privacy, cybersecurity and other information technology risks. Our Audit Committee also oversees the steps management has taken to monitor and control such exposures, including guidelines and policies for assessing and managing risk and related compliance efforts.
•
Our Nominating and Corporate Governance Committee oversees the management of risks associated with our overall compliance and corporate governance practices and the independence and composition of our Board, including monitoring the effectiveness of our corporate governance guidelines and other policies such as our code of conduct and overseeing our environmental and sustainability efforts and progress and associated risks.
•
Our Compensation Committee regularly assesses risks arising from our compensation plans, policies and programs, including whether any such plans encourage excessive or inappropriate risk-taking.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the full Board is regularly informed through committee reports about such risks.

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Environmental, Social and Governance Oversight and Highlights

Consistent with our commitment to patients and providers, we are committed to implementing and advancing various policies related to corporate responsibility, sustainability and environmental, social and governance (“ESG”) efforts.

At the Board level, our Nominating and Corporate Governance Committee, per its written charter, is responsible for overseeing our ESG efforts and the related risks, helping to ensure that we consistently execute on our ESG related priorities and initiatives, and providing regular updates to the full Board on related matters. To satisfy these oversight responsibilities, our Nominating and Corporate Governance Committee receives regular updates from management on progress and strategy. Relevant topics that have been discussed by our Nominating and Corporate Governance Committee and/or our Board include general corporate governance, environmental, health and safety matters, product quality and safety matters, environmental sustainability, access to care and health equity, and our diversity, equity and inclusion strategy.

We are committed to continuing to share information related to our corporate responsibility and ESG programs via our website at https://investors.outsetmedical.com/environmental-social-and-governance. In 2023, we published our third standalone ESG disclosure publication (“2023 ESG Report”), a process that began with our inaugural ESG report published in 2021. We developed the report with the aim of aligning our disclosures with ESG information we believe is most useful to investors and other stakeholders. Our ESG Report addresses the Sustainability Accounting Standards Board (“SASB”) standards for the Medical Equipment and Supplies industry and is structured around relevant, industry-specific issues defined by SASB. Please note that nothing contained on or accessible through our website, including our 2023 ESG Report or sections thereof, shall be deemed incorporated by reference into this proxy statement.

We look forward to continued engagement with our stockholders on ESG topics.

Cybersecurity Oversight

Oversight of our information security program, including oversight of risks related to cybersecurity threats and the assessment and management of such risks, is accomplished through a governance structure which includes our Board, Audit Committee, and executive management:

Board:

One of the key functions of our Board is informed oversight of our risk management process. Our Board focuses on the overall risks affecting us and delegates responsibility for oversight of certain specific risks to its standing committees. For significant risks related to cybersecurity, the Board has delegated oversight responsibility to the Audit Committee.

Our full Board and Audit Committee are kept informed about significant risks related to cybersecurity, including enterprise-level risks from cybersecurity threats. The Board receives written updates, generally on a quarterly basis, regarding the status of our information security program. In addition, the Audit Committee receives in-person updates on our information security programs on at least an annual basis.

Audit Committee:	Our Audit Committee is responsible for overseeing our major financial, legal, and regulatory risk exposures, which span a variety of areas, including cybersecurity.
Management:

Executive management plays a significant role in assessing and managing material risks from cybersecurity threats. Our Chief Technology Officer (“CTO”) manages our information security program. Our CTO and the information security team periodically present information about the Company’s information security program to our executive leadership team. Significant risks related to cybersecurity are escalated to the Audit Committee and/or the full Board as appropriate. We have also established a committee comprised of leaders from key functions across the Company that provides cross-functional input to facilitate the development, articulation, implementation and operation of information security risk management programs. In addition, we have established a risk governance committee that, among other things, reviews and manages certain cybersecurity-related risks facing the Company.

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For additional information related to our cybersecurity risk management, strategy and governance, see the section entitled "Cybersecurity" under Part I, Item 1C of our 2023 annual report.

Meetings of our Board

Our Board held six (6) meetings during 2023. Each incumbent director attended at least 75% of the aggregate total number of meetings of the Board and the committees on which he or she served, held during the portion of 2023 for which he or she was a director or committee member. We encourage our directors to attend our annual meetings of stockholders.

Committees of our Board

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time. The composition and responsibilities of each of the committees of our Board are described below and copies of the charter of each committee are available on our corporate website at www.outsetmedical.com in the Investors section under “Corporate Governance.” Reference to our website does not constitute incorporation by reference of the information contained at or accessible through our website into this proxy statement.

Committee Composition and Meetings

The following table provides current membership and 2023 meeting information for each committee of our Board:

Name:	Audit Committee	Compensation Committee(1)	Nominating and Corporate Governance Committee
Karen Drexler		X	X
D. Keith Grossman		X	X
Patrick T. Hackett	X		Chair
Jim Hinrichs	Chair
Dale E. Jones		Chair
Brent D. Lang(2)	X
Andrea L. Saia	X
Total meetings held in 2023	8	6	4

(1)
In addition to the current Compensation Committee members reflected in the table above, Catherine Szyman served as a member of our Compensation Committee during 2023, but transitioned off of the Compensation Committee in February 2024, and resigned from our Board effective March 12, 2024.
(2)
Mr. Lang was appointed to our Board and as a member of the Audit Committee effective March 12, 2024.

Audit Committee

Our Audit Committee currently consists of Patrick T. Hackett, Jim Hinrichs, Brent D. Lang and Andrea L. Saia, with Mr. Hinrichs serving as the chairperson. Mr. Lang was appointed to our Audit Committee when he joined the Board in March 2024. Our Audit Committee met eight (8) times during 2023 and operates under a written charter.

The general purpose of our Audit Committee is to assist the Board in its oversight of our accounting and financial reporting processes and audits of its financial statements. Specific responsibilities of our Audit Committee include:

•
appointing, retaining, compensating and overseeing the work of our independent registered public accounting firm, assessing the firm’s qualifications, independence and performance and, when appropriate, terminating our independent registered public accounting firm;
•
discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements, as well as related disclosures;

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•
pre-approving audit and permitted non-audit and tax services to be provided to us by the independent public accounting firm;
•
reviewing with our independent registered public accounting firm the scope and results of the firm’s annual audit of our financial statements, including our critical accounting policies;
•
reviewing our financial reporting processes and internal controls over financial reporting, as well as compliance with legal and regulatory requirements;
•
establishing and reviewing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal accounting controls or auditing matters, and reviewing any significant complaints received with management;
•
reviewing and approving any transaction between us and any related person (as defined by the Securities Act of 1933, as amended) in accordance with our related person transaction approval policy;
•
discussing policies with respect to risk assessment and risk management (including with respect to data privacy, cybersecurity and other information technology risks); and
•
such other matters that are specifically designated to the Audit Committee by our Board from time to time.

Our Board has determined that each member of our Audit Committee is independent within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and Nasdaq listing rules, and that each member is also financially literate. Our Board has also determined that Mr. Hinrichs is an “audit committee financial expert” as defined by the applicable SEC rules.

Compensation Committee

Our Compensation Committee currently consists of Karen Drexler, D. Keith Grossman and Dale E. Jones, with Mr. Jones serving as the chairperson. While Catherine Szyman served as a member of our Compensation Committee during 2023, she transitioned off of the Compensation Committee in February 2024, and resigned from our Board in March 2024. Our Compensation Committee met six (6) times during 2023 and operates under a written charter.

The general purpose of our Compensation Committee is to review, adopt or recommend and oversee our compensation plans, policies and programs. Specific responsibilities of our Compensation Committee include:

•
reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating our CEO’s compensation in light of those goals, and determining and approving our CEO’s compensation based on this evaluation;
•
reviewing, determining and approving the compensation of our other executive officers;
•
reviewing and administering our employee and management compensation and benefit plans and policies;
•
administering and approving grants of equity awards under our equity-based incentive plans;
•
reviewing and approving, for the CEO and other executive officers, employment agreements, severance agreements, consulting agreements and change in control or termination agreements;
•
evaluating and recommending compensation for our non-employee directors; and
•
such other matters that are specifically designated to the Compensation Committee by our Board from time to time.

Our Board has determined that each member of our Compensation Committee is independent under applicable Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

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Compensation Committee Interlocks and Insider Participation

None of the directors who are currently or who were members of our Compensation Committee during 2023, are either currently, or have been at any time, one of our officers or employees. None of our executive officers currently serves, or served during 2023, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Karen Drexler, D. Keith Grossman and Patrick T. Hackett, with Mr. Hackett serving as the chairperson. Our Nominating and Corporate Governance Committee met four (4) times during 2023 and operates under a written charter.

The general purpose of our Nominating and Corporate Governance Committee is to oversee matters related to board composition, director nominations and corporate governance. Specific responsibilities of our Nominating and Corporate Governance Committee include:

•
identifying and evaluating candidates to serve as members of our Board;
•
making recommendations to our Board for selection of director nominees to stand for election or reelection at our annual stockholder meetings or to fill board vacancies;
•
considering and making recommendations to our Board regarding changes to the size, composition and leadership structure of our Board;
•
considering and making recommendations to our Board regarding the composition and chairmanship of the committees of our Board;
•
instituting plans or programs for the continuing education of our Board and orientation of new directors;
•
establishing procedures to exercise oversight of, and oversee the performance evaluation process of, our Board (including committees) and management;
•
developing and making recommendations to our Board regarding corporate governance guidelines and certain other policies such as our code of conduct, and monitoring compliance with such guidelines and policies;
•
overseeing our environmental, sustainability and governance efforts and progress; and
•
such other matters that are specifically designated to the Nominating and Corporate Governance Committee by our Board from time to time.

Our Board has determined that each member of our Nominating and Corporate Governance Committee is independent under the applicable Nasdaq listing standards.

2024 Proxy Statement	21

Director Nomination Process

Selection and Nomination Process

Our Board is responsible for nominating members for election to our Board by our stockholders at our annual meetings of stockholders. Whenever a vacancy occurs on our Board, whether due to a newly created director position or the death, resignation, removal or retirement of an existing director, our Board is authorized to select a person to fill the vacancy to serve as a director until the annual meeting of stockholders at which the director’s term expires and until the election and qualification of his or her successor or, if sooner, his or her death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Criteria for Board Membership

Our Nominating and Corporate Governance Committee is responsible for identifying, reviewing, evaluating and recommending to our Board candidates to serve as members of our Board, in accordance with its charter and board-approved criteria as set forth in our corporate governance guidelines.

Our Nominating and Corporate Governance Committee believes that director candidates should meet certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. In assessing and selecting candidates and incumbent directors for service on our Board, our Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the Company’s affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders.

In conducting this assessment, our Nominating and Corporate Governance Committee considers diversity, age, skills and such other factors deemed appropriate given the current needs of our Board and the Company to maintain a balance of knowledge, experience and capability. While we do not have a formal policy regarding diversity on our Board, our Board and Nominating and Corporate Governance Committee value the importance of nominating persons with different perspectives and experiences to enhance the deliberation and decision-making processes of our Board and diversity attributes such as race and gender are among the factors considered. In the case of incumbent directors whose terms of office are set to expire, the committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the committee also determines whether the nominee is independent under applicable Nasdaq listing standards. In addition, to help ensure that it has access to a broad range of qualified, experienced and diverse candidates, our Nominating and Corporate Governance Committee may use the services of an independent search firm to help identify and assist in the evaluation of candidates. The committee conducts any appropriate inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board, and then selects a nominee for recommendation to our Board.

Our Board and Nominating and Corporate Governance Committee may modify the criteria used to assess director candidates and incumbent directors from time to time. Candidates for director nomination are reviewed in the context of the current composition of our Board, the operating requirements of the Company and the long-term interests of our stockholders, consistent with our commitment to maintaining a board of directors composed of members who can productively contribute to the Company’s success. Existing members of our Board will also be evaluated on the basis of any new criteria.

2024 Proxy Statement	22

Stockholder Recommendations and Nominations

Stockholders who wish to recommend candidates may contact the Nominating and Corporate Governance Committee in the manner described below under “Board and Corporate Governance Matters—Stockholder Communications with our Board.” Stockholder nominations must be made according to the procedures required under our bylaws and described in this proxy statement under the heading “Additional Information—Stockholder Proposals and Nominations for Next Year’s Annual Meeting of Stockholders.” Stockholder-recommended candidates and stockholder nominees whose nominations comply with these procedures will be evaluated by our Nominating and Corporate Governance Committee in the same manner as other nominees.

Stockholder Engagement

We value an open dialogue with our stockholders and believe that regular communication with our stockholders is a critical part of enabling our long-term success. We engage with our stockholders though a proactive stockholder outreach program designed to solicit and address feedback on matters relevant to our business, including corporate governance, executive compensation and ESG issues. Our goal is to better understand the views and interests of our stockholders, as well as share our perspectives on these important topics. Our stockholder outreach program is supplemented by our year-round investor relations program that includes quarterly financial and operational updates, post-earnings communications, investor meetings and presentations at conferences, and general availability to respond to investor inquiries.

Our stockholder outreach program is led by management and overseen by our Board. Our Board believes that, in most circumstances, members of our senior management are best positioned to speak with our stockholders on behalf of the Company. However, our Board and its committees receive regular reports on our stockholder engagement activities and are provided with the opportunity to discuss and ask questions about stockholder feedback we receive.

In 2022, we initiated outreach to our largest institutional stockholders to specifically request feedback on various topics, including board composition and other governance matters, executive compensation and ESG issues. This outreach continued in 2023 and into 2024 with the goal of seeking input from holders of approximately 80% of shares outstanding. Since the inception of our program in 2022, including new entrants since that time, more than 90% of stockholders we contacted have responded, and we met with or received direct feedback from approximately 60% of those contacted. In these conversations, our Company was represented by senior leaders with responsibility for our investor relations and legal functions, and investor comments were discussed with the Nominating and Corporate Governance Committee and summarized for the Board.

We regularly review vote results from our most recent annual meeting of stockholders and incorporate related insights into our stockholder engagement program. At our 2023 annual meeting, our stockholders expressed strong support for our executive compensation program, with approximately 93% of stockholder votes cast in favor of our say-on-pay proposal. The feedback we have received from investors in connection with our stockholder outreach reinforced the strong support our stockholders expressed with their 2023 say-on-pay vote. For further information on our 2023 say-on-pay vote, please see the section of this proxy statement entitled “Compensation Discussion and Analysis – Executive Summary – Stockholder Advisory Votes on NEO Compensation.”

Code of Ethics and Business Conduct

We have adopted a code of conduct applicable to our employees, officers and directors, including our principal executive, financial and accounting officers and all persons performing similar functions. A copy of our code of conduct is available on our corporate website at www.outsetmedical.com in the Investors section under “Corporate Governance.” We intend to post any required disclosures regarding an amendment to, or waiver from, a provision of our code of conduct on the same website. Reference to our website does not constitute incorporation by reference of the information contained at or accessible through our website into this proxy statement.

2024 Proxy Statement	23

Corporate Governance Guidelines

We have adopted written corporate governance guidelines which provide the framework for our corporate governance, along with our amended and restated certificate of incorporation, bylaws, committee charters and other key governance practices and policies. Our corporate governance guidelines cover a range of topics including, but not limited to, board composition, independence and selection of directors, board membership criteria, conduct of board meetings, board committee composition and functions, board leadership, board assessment, director compensation and succession planning. Our corporate governance guidelines are reviewed at least annually by our Nominating and Corporate Governance Committee and any proposed changes are recommended to our full Board for approval. A copy of our corporate governance guidelines is available on our corporate website at www.outsetmedical.com in the Investors section under “Corporate Governance.” Reference to our website does not constitute incorporation by reference of the information contained at or accessible through our website into this proxy statement.

Stock Ownership Guidelines

Effective February 2, 2023, our Board adopted Stock Ownership Guidelines applicable to all of our executive officers designated as such for purposes of Section 16 of the Exchange Act (“covered executives”) and non-employee directors of our Board (“covered directors”). Pursuant to these guidelines, each covered executive and covered director is required to own shares of our common stock having an aggregate value of at least the following amount (as a multiple of base salary or annual cash retainer, as applicable):

Position	Stock Ownership Guidelines
Chief Executive Officer	3 times annual base salary
Other Covered Executives	1 times annual base salary
Covered Directors	3 times annual cash retainer for Board service(1)

(1)
Excludes additional retainers for services as Board Chair or Lead Independent Director, a committee chairperson or committee membership.

In addition to shares owned outright by the covered executive or covered director, shares held in trust, unvested time-based RSUs and deferred stock units count towards required ownership levels. Covered executives and covered directors are required to achieve the applicable ownership level within five years from February 2, 2023, the effective date of the guidelines, or the date the individual becomes a covered executive or covered director, whichever is later. Compliance with these Stock Ownership Guidelines will be measured as of the last business day of each fiscal year. As of the record date for the Annual Meeting, all of our covered executives and covered directors were still within the five-year accumulation period under the Stock Ownership Guidelines, and therefore in compliance with the Stock Ownership Guidelines.

Recoupment Policy

In April 2023, our Board adopted a recoupment (or “clawback”) policy that applies to certain incentive compensation paid to current and certain former executive officers that was paid based on incorrect financial performance information. Under the policy, if we are required to prepare an accounting restatement due to the material noncompliance of any financial reporting requirement under applicable securities laws, the Compensation Committee is required to cause us to recoup from each executive officer the excess of the incentive compensation received by such executive officer during the three-year period preceding the date on which we are required to prepare the financial restatement, based on the erroneous financial information, over the incentive compensation that would have been received by the executive if it had been calculated based on the restated financial information. The policy is intended to comply with the requirements of SEC rules and Nasdaq listing standards implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

2024 Proxy Statement	24

Anti-Hedging and Anti-Pledging Policy

Our insider trading policy prohibits our directors, executive officers and other employees from engaging in hedging transactions or other inherently speculative transactions with respect to Company securities, such as short sales or transactions in put or call options. Our directors, executive officers and other employees are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Stockholder Communications with our Board

Any stockholder or other interested party who wishes to communicate with our Board or any individual director may send written communications to our Board or such director c/o Corporate Secretary, Outset Medical, Inc., 3052 Orchard Drive, San Jose, California 95134. The communication must include the stockholder’s name, address and an indication that the person is our stockholder. The Corporate Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our Board, based on the subject matter. Communications that are deemed inappropriate (such as communications that are commercial or frivolous in nature) will not be forwarded. In addition, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded.

Certain Relationships and Related Party Transactions

The following is a summary of the transactions since January 1, 2023 to which we have been a participant in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest, other than compensation arrangements which are under the sections of this proxy statement entitled “Director Compensation” and “Executive Compensation.”

Indemnification of Directors and Executive Officers

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our bylaws require us to indemnify our directors against certain liabilities, costs and expenses to the fullest extent not prohibited by the Delaware General Corporation Law, and have purchased directors’ and officers’ liability insurance. Subject to very limited exceptions, our bylaws also require us to advance expenses incurred by our directors and officers.

Policies and Procedures for Related Party Transactions

Our Audit Committee has the primary responsibility for the review, approval and oversight of any “related person transaction,” which is any transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) in which we are, were or will be a participant and the amount involved exceeds $120,000, and in which the related person has, had or will have a direct or indirect material interest. We have adopted a written related person transaction policy under which our management is required to submit any related person transaction not previously approved or ratified by our Audit Committee to our Audit Committee. In approving or rejecting the proposed transactions, our Audit Committee takes into account all of the relevant facts and circumstances available.

2024 Proxy Statement	25

Director Compensation

Non-Employee Director Compensation Policy

Our non-employee directors receive annual cash retainers and equity awards as compensation for Board and committee service in accordance with our non-employee director compensation policy (our “director compensation policy”). Our director compensation policy applies only to our non-employee directors; our employee directors receive no additional compensation for serving on our Board. Our Board originally adopted our director compensation policy in 2020 in connection with our initial public offering (“IPO”) after consultation with an independent compensation consultant.

Our Compensation Committee periodically reviews our director compensation policy and recommends any adjustments to our Board for approval. In early 2023, the Compensation Committee engaged Pearl Meyer & Partners LLC (“Pearl Meyer”), an independent compensation consultant, to review our director compensation policy and prepare an updated benchmarking analysis relative to our 2023 peer group. In February 2023, the Compensation Committee reviewed the benchmarking report prepared by Pearl Meyer and recommended the following changes to our then-current director compensation policy, which were approved by the Board: (i) an increase in the annual cash retainer for non-employee directors for Board service from $40,000 to $45,000, effective January 1, 2023, and (ii) an increase in the value of the annual restricted stock unit grant for non-employee directors from $150,000 to $160,000, effective for annual grants awarded in 2023.

During 2023, each of our non-employee directors was entitled to compensation in accordance with the following director compensation policy:

•
Annual Cash Compensation: Each non-employee director is entitled to receive annual cash compensation in the amounts summarized in the table below. These amounts are payable in equal quarterly installments, in arrears following the end of each quarter in which the service was performed, and are pro-rated for any partial months of service.

Position	Annual Cash Retainer
Board Member	$45,000
Chair of the Board or Lead Independent Director (additional)	$45,000
Committee Chairs:
Audit	$20,000
Compensation	$20,000
Nominating and Corporate Governance	$10,000
Committee Members:
Audit	$10,000
Compensation	$10,000
Nominating and Corporate Governance	$5,000

•
Equity Compensation:
o
Upon appointment to our Board, each non-employee director is entitled to receive an initial grant of time-based restricted stock units (“RSUs”) valued at $262,500 as of the grant date, which will vest quarterly over three years, subject to such director’s continuous service on each applicable vesting date.
o
Each non-employee director continuing his or her service on our Board following the annual meeting of stockholders is entitled to receive an annual grant of RSUs valued at $160,000 as of the grant date, which will vest upon the earlier of the one-year anniversary of the grant date or the date of our next annual meeting of stockholders, subject to such director’s continuous service until such date.
o
Notwithstanding the vesting schedules described above, each non-employee director who remains in continuous service until a change in control (as defined in our 2020 Equity Incentive Plan) will become fully vested in all then-outstanding equity awards.

2024 Proxy Statement	26

•
Expense Reimbursement: Our non-employee directors are also reimbursed for their reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings.

In February 2024, the Compensation Committee reviewed an updated benchmarking analysis prepared by Pearl Meyer based on our 2024 peer group, and recommended that no changes be made to our director compensation policy, except to place a 25,000 share cap on the number of shares underlying the annual RSU grant to non-employee directors, which modification was approved by the Board.

2023 Director Compensation Table

The following table summarizes, for 2023, certain information regarding the compensation of our non-employee directors. Ms. Trigg, our CEO, does not receive any separate compensation for her service on our Board. Please see “Executive Compensation—2023 Summary Compensation Table” for a summary of the compensation received by Ms. Trigg in 2023 in her capacity as an executive officer.

Name:	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Total ($)
Karen Drexler	64,176	159,995	—	224,171
D. Keith Grossman	105,000	159,995	—	264,995
Patrick T. Hackett	65,000	159,995	—	224,995
Jim Hinrichs	65,000	159,995	—	224,995
Dale E. Jones	60,824	159,995	—	220,819
Andrea L. Saia	55,000	159,995	—	214,995
Catherine Szyman(5)	55,000	159,995	—	214,995

(1)
Cash amounts represent cash fees paid to each non-employee director during 2023 for his or her Board or committee service. Cash fees are paid quarterly in arrears.
(2)
Dollar amounts represent the aggregate grant date fair value of stock awards granted during 2023, computed in accordance with the Financial Accounting Standards Board (“FASB”) ASC 718, Compensation—Stock Compensation (“ASC 718”) and the assumptions outlined in Note 8 of our financial statements included in our 2023 annual report.
(3)
The aggregate number of shares subject to stock awards outstanding as of December 31, 2023 for each of the non-employee directors was as follows: Ms. Drexler, 8,129; Mr. Grossman, 7,681; Mr. Hackett, 7,681; Mr. Hinrichs, 7,681; Mr. Jones, 10,858; Ms. Saia, 8,101; and Ms. Szyman, 8,638.
(4)
No options were granted to the non-employee directors in 2023. The aggregate number of shares subject to outstanding stock options held by each of the non-employee directors as of December 31, 2023 was as follows: Ms. Drexler, 0; Mr. Grossman, 284,502; Mr. Hackett, 37,974; Mr. Hinrichs, 94,936; Mr. Jones, 0; Ms. Saia, 0; and Ms. Szyman, 0.
(5)
Ms. Szyman resigned from our Board effective March 12, 2024.

2024 Proxy Statement	27

EXECUTIVE COMPENSATION

Proposal Two: Advisory Vote on Named Executive Officer Compensation

General

In accordance with Section 14A of the Exchange Act, we are requesting stockholder approval, on a non-binding advisory basis, of the compensation of our named executive officers (“NEOs”) during 2023, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” vote, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices described in this proxy statement. Consistent with the preference of our stockholders expressed at the 2022 annual meeting of stockholders, the Board has determined that say-on-pay votes will be held annually.

As discussed in further detail in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program is designed to achieve the following key objectives: attract, mobilize and retain the right talent; incentivize a collective focus on corporate goals; reward and recognize outstanding performance; and create long-term stockholder value.

Our Compensation Committee has created an executive compensation program that combines short-term and long-term components, cash and equity, as well as fixed, at-risk and variable compensation elements, in the proportions it believes achieve these guiding principles. For details on our executive compensation program, including our compensation philosophy and objectives and the 2023 compensation of our NEOs, we urge you to carefully read the Compensation Discussion and Analysis section of this proxy statement, the 2023 Summary Compensation Table, as well as the other related tables and disclosure.

Accordingly, we are asking our stockholders to approve the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s proxy statement for the 2024 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the 2023 Summary Compensation Table and the other related tables and disclosure.

Although this advisory vote is non-binding, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of this say-on-pay vote when making future compensation decisions for our executive officers.

Vote Required:

Advisory approval of the 2023 compensation of our NEOs as described in this proxy statement requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions have the same impact as votes “Against” the proposal. Broker non-votes will have no effect on the outcome of this vote.

Board Recommendation:	Our Board unanimously recommends a vote “FOR” the approval, on a non-binding advisory basis, of the 2023 compensation of our NAMED EXECUTIVE OFFICERS as described in this proxy statement.

2024 Proxy Statement	28

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of our 2023 executive compensation program, including a discussion of our executive compensation philosophies, objectives and practices, and a review of the compensation paid or awarded to our NEOs during 2023.

Our NEOs consist of our CEO and Chief Financial Officer (“CFO”), and our three other most highly compensated executive officers as of December 31, 2023. For 2023, our NEOs were:

•
Leslie Trigg, our President, CEO and Board Chair;
•
Nabeel Ahmed, our CFO;
•
John Brottem, our General Counsel and Secretary;
•
Jean-Olivier Racine, our Chief Technology Officer; and
•
Steve Williamson, our former Chief Commercial Officer.(1)

Executive Summary

Outset is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. We believe the Tablo® Hemodialysis System, cleared by the U.S. Food and Drug Administration (“FDA”) for use from the hospital to the home, represents a significant technological advancement that transforms the dialysis experience for patients and operationally simplifies it for providers. We designed Tablo from the ground up to be a single enterprise solution that can be utilized across the continuum of care, allowing dialysis to be delivered anywhere, anytime and by virtually anyone.

2023 Business Highlights

During 2023, we achieved the following:

•
We recorded net revenue of $130.4 million for the full year, representing an increase of 13.0% compared to 2022 revenue;
•
We achieved gross margin for the full year of 22.2% (23.6% on a non-GAAP basis)(2), an increase of more than 700 basis points over 2022; and
•
Recurring revenue, consisting of Tablo consumables and services, exceeded 50% of total revenue in 2023, and the Tablo installed base reached 5,350 consoles at the end of 2023, including approximately 4,050 with acute- and sub-acute care providers and 1,300 with home providers.

2023 Executive Compensation Highlights

The Compensation Committee took the following key actions with respect to the compensation of our NEOs for 2023:

•
Base Salaries: The annual base salaries of our NEOs were increased in amounts ranging from 5.0% to 16.0% (with an average increase of 8.6%) compared to prior year base salaries. In determining these increases, the Compensation Committee took into consideration competitive benchmarking data, as well as individual performance and retention priorities.

(1)
As previously disclosed, Mr. Williamson departed from the Company and his role as Chief Commercial Officer, effective February 23, 2024, to become the CEO of another publicly traded medical device company.
(2)
Appendix A includes a reconciliation of gross margin as prepared and presented under the United States generally accepted accounting principles (“GAAP”) to non-GAAP gross margin.

2024 Proxy Statement	29

•
Annual Performance-Based Cash Bonuses: The Compensation Committee decided not to make any changes to the NEOs’ target annual cash bonus opportunities for 2023, as a percentage of base salary, as compared to the prior year, as they remained market competitive. Under our 2023 cash bonus program, bonuses could be earned based on achievement against multiple pre-established 2023 corporate performance goals tied to revenue (weighted 50%), gross margin (weighted 25%), home patients (weighted 15%) and reduction in service costs per console (weighted 10%). Based on performance against the 2023 corporate performance goals, the Compensation Committee approved overall payouts under our annual cash bonus program equal to 60.1% of each NEO’s target bonus opportunity. In December 2023, our CEO and CFO each requested to receive 100% and 50%, respectively, of their cash bonuses in the form of fully-vested RSUs in lieu of cash. After consideration, in February 2024, the Compensation Committee granted fully vested RSUs to our CEO and CFO with a target value equal to 100% and 50%, respectively, of the dollar amount of their earned cash bonuses (converted into shares based on the average closing price of our common stock over the 20 trading days ending on the last trading day preceding the grant date).

•
Equity Incentive Awards:

-
As reflected in the charts below, in 2023, the Compensation Committee granted each of our NEOs a mix of RSUs and performance-based restricted stock units (“PSUs”) with performance and vesting terms substantially similar to the equity awards granted to our executives in the prior year except that in the case of the PSUs, the performance and vesting periods were rolled forward to extend through 2025. For 2023, the Compensation Committee approved a mix of 50% PSUs and 50% RSUs for our CEO, and a mix of 20% PSUs and 80% RSUs for our other NEOs, in each case, based on target value. Of the PSU awards granted to each NEO, 70% were comprised of Home PSUs and 30% were comprised of TSR PSUs (each as defined below). These were the same equity mix ratios that the Compensation Committee approved for 2022 equity awards to our executives.

TSR PSUs(1)
Home PSUs(2)
RSUs(3)
15%
35%
50%
50%
6%
14%
20%
80%
CEO
Other NEOs

TSR PSUs(1) Home PSUs(2) RSUs(3) 15% 35% 50% 50% 6% 14% 80% 20% CEO Other NEOs

(1)
TSR PSUs: Shares subject to these PSU awards are earned and vest based on our relative total stockholder return (“relative TSR”) over a two-year performance period as compared to companies in a pre-determined index of medical device companies, with 100% of earned units vesting at the end of 2025 (“TSR PSUs”). The number of TSR PSUs earned vary based on actual performance from 75% to 250% of the target number for our CEO and from 75% to 150% of the target number for our other NEOs.
(2)
Home PSUs: Shares subject to these PSU awards are earned and vest based on achievement against an operational metric tied to the number of patients treating at home on Tablo (“home patients”) as of the end of 2024, with 50% of earned units vesting after certification of the achievement level following the end of 2024 and the remaining 50% of earned units vesting at the end of 2025 (“Home PSUs”). The number of Home PSUs earned vary based on actual performance from 0% to 250% of the target number for our CEO and from 0% to 200% of the target number for our other NEOs.
(3)
RSUs: Shares subject to these RSU awards vest over a three-year period with one-third vesting on the first anniversary of the grant date and the remaining two-thirds vesting quarterly over the following two years.

2024 Proxy Statement	30

Preview of Certain 2024 Executive and Director Compensation Actions

In early 2024, the Compensation Committee took certain actions with respect to executive officer and director compensation, including the following:

•
In light of cost reduction efforts we implemented in the fourth quarter of 2023 to better align our operating expenses with our expected rate of revenue growth, including an organizational restructuring we substantially completed during the quarter, the Compensation Committee decided not to change the annual base salaries of our CEO and other executive officers for 2024 as compared to 2023.
•
The Compensation Committee considered and approved the requests of our CEO and CFO to receive 100% and 50%, respectively, of their cash bonuses earned for 2023 in the form of fully-vested RSUs in lieu of cash.
•
In order to strengthen the alignment of executive compensation with long-term performance, the Compensation Committee made certain modifications to the PSUs granted to our executive officers in 2024 as compared to the PSUs granted in 2023, including (i) elongating the performance periods and (ii) adjusting the threshold for PSUs tied to relative TSR such that achievement below the 25th percentile results in no shares being earned.
•
To further motivate and reward performance directly aligned with the creation of long-term stockholder value and the Company’s key goal of generating operating income, the Compensation Committee granted a new type of PSU award to executive officers which is earned and vests based on appreciation of the Company’s stock price above pre-determined stock price triggers or achievement of specified operating income targets over a performance period of up to three years.
•
Further reflecting our pay for performance philosophy, the Compensation Committee approved equity award grants to our executive officers in 2024 with values significantly below the prior year grants to the NEOs. In particular, based on the target number of shares underlying RSUs and PSUs times the closing price of our common stock on the respective grant dates, 2024 equity award grants had a total value approximately 50% below the prior year grant in the case of our CEO and more than 30% below the prior year grants, on average, in the case of our other executive officers.
•
To help mitigate stockholder dilution in light of the recent decline in our stock price, in reviewing our director compensation policy, the Compensation Committee recommended, and the Board approved, placing a 25,000 share cap on the number of shares underlying the annual RSU grant to non-employee directors.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to meet the following key objectives:

•
Attract, mobilize and retain the right talent. Executive compensation should be market-competitive in order to attract and retain highly qualified, experienced and motivated talent to act as inspirational leaders, drive our strategic initiatives, grow our business and help pave the way to a patient-centric dialysis service model.
•
Incentivize a collective focus on corporate goals. Our work environment is goal-driven and we believe compensation is a critical tool in the successful execution of our business objectives. By tying elements of our executives’ pay to key corporate goals, we encourage our executives to focus their teams and execute on these goals.
•
Reward and recognize outstanding performance. We firmly believe that executive compensation should incentivize and reward outstanding performance that contributes to our overall growth and success as a company both in the short term and long term.
•
Create long-term stockholder value. Through the risks and rewards of owning Outset equity, we incentivize our executives to stay focused collectively on the activities that are most likely to ensure Outset’s sustainable success.

2024 Proxy Statement	31

Our Compensation Committee has created an executive compensation program that combines short-term and long-term components, cash and equity, as well as fixed, at-risk and variable compensation elements, in the proportions it believes achieve these guiding principles.

Linking Pay to Performance; Our Program Design

Consistent with our philosophy of aligning executive pay with the short-term and long-term performance of the Company, and to align the interests of management and stockholders, a significant majority of the overall compensation paid to each NEO is at-risk or variable in the form of annual cash bonuses and equity-based compensation. Our annual cash bonuses are at-risk because they are earned only upon the achievement of pre-established performance metrics. Our PSU awards are generally at-risk because the underlying shares are earned and vest only upon the achievement of performance metrics, with the exception of 22.5% of the target number of shares subject to each NEO’s PSU award (i.e., 75% of the target number of shares underlying the TSR PSU portion of such award) which are variable because they are earned and vest at the end of 2025 if achievement is at or below threshold. Our RSU awards are variable because the value earned varies based on our stock price.

As reflected in the charts below, for 2023, approximately 89% of our CEO’s target pay, and 80% of our other NEOs’ target pay on average, was at-risk or variable. We believe this target pay mix reflects the strong pay-for-performance design of our executive compensation program.

CEO Target Pay(1) Mix	Other NEOs, Average Target Pay(1) Mix

Annual Base Salary (20%)
RSUs (55%)
80%
At-Risk or Variable
Target Annual Cash Bonus (11%)
PSUs (14%)

89% At-Risk or Variable Annual Base Salary (11%) Target Annual Cash Bonus (11%) PSUs (39%) RSUs (39%) 80% At-Risk or Variable Annual Base Salary (20%) Target Annual Cash Bonus (11%) PSUs (14%) RSUs (55%)

(1)
“Target pay” consists of each NEO’s (i) annualized base salary for 2023, (ii) target annual cash bonus as a percentage of annualized base salary for 2023, assuming payout at 100% and excluding potential overachievement, and (iii) target values of equity awards granted to such NEO during 2023 (which were converted to share numbers using the mechanism described below in the section entitled “2023 Equity Award Determinations”).

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Elements of Our Executive Compensation Program

For 2023, the material elements of compensation for our NEOs were base salary, annual cash bonuses tied to corporate performance goals, and equity-based compensation in the form of RSUs and PSUs. The following table outlines these principal elements, including the primary objectives of each element, any associated performance measures, and whether each element is categorized as “fixed,” “at-risk” or “variable” based on corporate performance (including stock price appreciation).

Compensation Element	Form	Type	Primary Objectives	Performance Measures
Base Salary	Cash	Fixed	• Provide base amount of market competitive pay to attract, retain and motivate an effective leadership team • Provide a predictable level of financial stability for our executives	Not applicable
Annual Cash Incentive	Cash	At-risk	• Focus executives on key annual corporate goals • Motivate and reward performance in achievement of these goals • Create a “pay for performance” culture

Pre-established performance metrics based on achievement of multiple one-year financial, operational and strategic goals (tied to revenue, gross margin, home patients, and reduction in service costs per console, subject to a minimum threshold tied to the Company’s cash holdings)

Equity Incentive Awards	RSUs	Variable
•
Attract, incentivize and retain executives through time-based multi-year vesting
•
Align interests of stockholders and executives by linking realized value to stock price performance
•
Focus our executives on performance that creates long-term value for our stockholders
Stock price appreciation
	PSUs	Generally at-risk(1)
•
Incentivize and retain executives
•
Focus executives on key corporate goals considered to be critical drivers of our growth and creation of long-term stockholder value
•
Motivate and reward performance that creates long-term value for our stockholders (generally no payout if performance measures are not met)(1)
•
Align interests of stockholders and executives

Performance metrics based on achievement against two metrics: (1) an operational metric tied to home patients at the end of 2024 and (2) our relative stockholder return over a two-year performance period compared to companies in a pre-determined index of medical device companies

(1)
22.5% of the target number of shares subject to each NEO’s PSU award (i.e., 75% of the target number of shares underlying the TSR PSU portion of such award) are variable because they are earned and vest at the end of 2025 if achievement is at or below threshold.

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Our Executive Compensation Practices

During 2023, our Compensation Committee maintained a number of practices designed to reinforce our executive compensation philosophy and objectives:

WHAT WE DO:	WHAT WE DON’T DO:

✓ A significant majority of our NEOs’ annual target pay is at-risk or variable in the form of annual cash bonuses and long-term equity compensation tied to corporate performance and/or stock price appreciation

✓ Annual cash bonuses contingent on multiple pre-established financial, operational and strategic performance metrics that align with key corporate goals intended to create long-term stockholder value, subject to a cap on payout

✓ PSUs tied to multiple performance metrics over multi-year performance periods, with additional vesting thereafter

✓ Our short-term and long-term incentive programs are tied to different measures of performance

✓ Annual advisory vote for stockholders to approve NEO compensation

✓ Maintain a fully (100%) independent Compensation Committee

✓ Retain independent compensation consultant reporting directly to the Compensation Committee

✓ Annual executive compensation review (including market comparison against a relevant peer group)

✓ Meaningful stock ownership guidelines for our directors and executive officers

✓ Compensation recoupment (“clawback") policy

✗ No guaranteed bonuses or base salary increases

✗ No employment contracts that guarantee continued employment of our executive officers

✗ No “single trigger” change of control arrangements

✗ No excessive perquisites provided to our executive officers

✗ No repricing, cash-out or exchange of “underwater” stock options without stockholder approval

✗ No health, welfare or retirement plans for executive officers that are not available to all employees

✗ We prohibit our employees and directors from engaging in hedging or other speculative transactions in our securities, and from pledging our securities

✗ No dividend or dividend equivalent payments on unearned equity awards

Stockholder Advisory Votes on NEO Compensation

At our annual meeting of stockholders held in May 2023, we held a non-binding stockholder advisory vote on the compensation of our NEOs (commonly known as a “say-on-pay” vote). Our stockholders approved, on an advisory basis, the compensation of our NEOs, with approximately 93% of stockholder votes cast in favor of our say-on-pay resolution. In evaluating our compensation practices during the remainder of 2023 and in early 2024, we were mindful of the strong support our stockholders expressed for our philosophy of linking executive pay to short-term and long-term performance of the Company and aligning the interests of management and stockholders. In light of this strong support, the Compensation Committee retained our general approach to executive compensation and has continued to apply the same general principles and philosophy in determining executive compensation. In early 2024, the Compensation Committee did make certain changes to the Company’s executive compensation program in order to strengthen the alignment of executive compensation with long-term performance, including certain modifications to the PSUs granted to executive officers in 2024 (as compared to the PSUs granted to the NEOs in 2023), in particular, elongating the performance periods and adjusting the threshold for PSUs tied to relative TSR such that achievement below the 25th percentile results in no shares being earned.

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We value the opinions of our stockholders, and our Board and Compensation Committee will continue to seriously consider the outcome of future say-on-pay votes when making future compensation decisions for our executive officers. Consistent with the preference of our stockholders as reflected in the non-binding, advisory vote on the frequency of future say-on-pay votes (commonly known as a “say-on-frequency” vote) held at our 2022 annual meeting of stockholders, our Board has determined that we will hold a say-on-pay vote every year. Accordingly, we are holding a say on-pay vote at this Annual Meeting (see “Proposal Two” in this proxy statement for more detailed information).

As part of our investor relations program, we engage in ongoing outreach to and discussions with our stockholders, including on matters related to executive compensation and corporate governance. Please see the section above entitled “Board and Corporate Governance Matters – Stockholder Engagement” for further details on our stockholder engagement efforts.

How We Make Executive Compensation Decisions

Role of the Compensation Committee and Management

Our Board has delegated to the Compensation Committee responsibility for overseeing and administering our executive compensation program, including reviewing, determining and approving the compensation of our CEO and other executive officers (including our NEOs). In setting the compensation of our CEO, the Compensation Committee is charged with reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating our CEO’s performance in light of those goals, and determining and approving our CEO’s compensation based on this evaluation and other factors. Our CEO does not participate in discussions regarding her own compensation.

Our Compensation Committee also approves the compensation of our executive officers other than our CEO. In doing so, the Compensation Committee takes into account our CEO’s evaluation of each executive officer’s performance and her recommendations with respect to their compensation. While our Compensation Committee solicits and reviews our CEO’s recommendations and proposals with respect to compensation of our executive officers (other than her own), the committee uses these recommendations and proposals as one of several factors in making such compensation decisions, and exercises its discretion in accepting, rejecting or modifying any such recommendations and proposals. In addition, from time to time, various members of management and other employees may be invited by the Compensation Committee to provide financial or other information or advice to the committee or otherwise participate in committee meetings.

In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our CEO (other than with respect to herself), market data and competitive benchmarking assessments prepared by the Company’s independent compensation consultant (as discussed below in the section entitled “Benchmarking Comparison to Peer Group”), current and past total compensation, current equity holdings and the retention value thereof, overall forecast and budget considerations, current market conditions and the talent market environment, company performance and growth, the specific needs of the business at critical points in time, each executive’s role, criticality and relative scope of responsibility, individual performance and contributions, longevity and depth in role, overall experience and expertise, as well as internal equity considerations.

Guidance from Independent Compensation Consultant

In accordance with its written charter, the Compensation Committee has authority to retain or obtain the advice of an independent compensation consultant, legal counsel or other advisors to assist with the execution of its duties including as it relates to executive officer compensation. The Compensation Committee believes that working with an independent compensation consultant furthers its objectives to recruit and retain qualified executives, align their interests with those of stockholders and help design compensation packages that will appropriately motivate and reward ongoing achievement of business goals.

The Compensation Committee engaged the services of Pearl Meyer as an independent executive compensation consultant to assist in its evaluation of executive and director compensation for 2023. At the request of the Compensation Committee, Pearl Meyer advised on principal aspects of our 2023 executive compensation program, including reviewing our executive compensation philosophy, developing a comparative group of peer companies, reviewing peer group trends with respect to levels and types of compensation elements, and performing competitive benchmarking assessments of executive

2024 Proxy Statement	35

officer compensation against our peer group and certain industry-specific survey data. In addition, Pearl Meyer reviewed and benchmarked our non-employee director compensation policy, reviewed competitive market practices and trends for equity compensation of our non-executive employees, conducted pay for performance assessments with respect to our 2023 CEO compensation, and provided support on other ad hoc matters throughout the year, including advice in connection with the stock ownership guidelines and compensation clawback policy we adopted during 2023.

Pearl Meyer is retained by and continues to report to the Compensation Committee and, at the request of the committee, participates in committee meetings. Based on consideration of the various factors set forth in applicable Nasdaq and SEC rules, the Compensation Committee does not believe that its relationship with Pearl Meyer and the work of Pearl Meyer on behalf of the committee have raised any conflicts of interest. The Compensation Committee reviews these factors and receives written confirmation from Pearl Meyer stating its belief that it remains an independent compensation consultant to the Compensation Committee.

Benchmarking Comparison to Peer Group

In order to obtain a broad view of compensation practices among industry peers and competitors for executive talent, and to help design a competitive executive compensation program to attract, motivate and retain effective leadership, our Compensation Committee worked closely with Pearl Meyer to identify an appropriate group of comparable publicly traded peer companies against which to benchmark our 2023 executive officer compensation.

In selecting the peer group to be used to help guide 2023 executive compensation decisions, the Compensation Committee, in consultation with Pearl Meyer, reviewed and updated the peer group selection criteria designed to capture a meaningful cross-section from which to benchmark executive officer compensation as follows:

Step	Criteria
Starting Pool	An initial group of U.S.-based public companies traded on a major exchange was identified
Filtering Criteria

The initial group was filtered to focus on companies operating in comparable industries, with comparable revenue and market capitalization generally within the following ranges:

•
Trailing twelve-month revenue ranging from $50 million to $350 million
•
6-month average market capitalization ranging from $500 million to $5 billion

Selection Criteria

Peer companies meeting the above filtering criteria were prioritized and selected using selection criteria based on geography (west-coast based companies) and sector (capital equipment providers and companies with disruptive products or technology)

In August 2022, following consultation with Pearl Meyer and based on the above selection criteria, our Compensation Committee approved the following peer group of companies for evaluating 2023 executive officer compensation (the “2023 peer group”):

2023 Peer Group
AtriCure, Inc.	Inspire Medical Systems, Inc.	SI-BONE, Inc.
Axonics, Inc.	iRhythm Technologies, Inc.	Silk Road Medical, Inc.
PhenomeX Inc. (formerly Berkeley Lights, Inc.)	NanoString Technologies, Inc.	STAAR Surgical Company
CareDx, Inc.	Pacific Biosciences of California, Inc.	Tactile Systems Technology, Inc.
Glaukos Corporation	Pulmonx Corporation	ViewRay, Inc.
Inari Medical, Inc.	Shockwave Medical, Inc.	Veracyte, Inc.

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The Compensation Committee reviews our peer group on an annual basis to make adjustments if warranted based on changes in both our business and the businesses of the companies in our peer group, while maintaining year-over-year continuity in the list for comparability of competitive analysis. As part of this review process, the Compensation Committee made the following changes to the 2022 peer group in determining the 2023 peer group:

•
Removed Intersect ENT, Inc. as it was acquired during 2022; and
•
Added ViewRay, Inc., a healthcare equipment company, with revenue and market capitalization that is within our selection criteria ranges (but is at the smaller end of the range) in order to offset some of the larger companies in the peer group, replace the removal of Intersect ENT, Inc. and maintain our target peer group size. While ViewRay was included in our 2023 peer group, it was removed from our peer group for 2024 after it filed for bankruptcy and ceased operations later in 2023.

In late 2022, Pearl Meyer prepared reports summarizing a benchmarking review and assessment of our executive compensation program, including base salary, annual incentive bonus and equity award levels for our NEOs as compared to our 2023 peer group and certain industry-specific survey data. The Compensation Committee considered these reports, among other factors, in determining the size, components and mix of compensation elements for the NEOs in 2023.

Our Compensation Committee believes competitive market data is a useful tool in its deliberations to help design an executive compensation program that is competitive in relation to our peers, enabling us to attract, motivate and retain a qualified leadership team. The Compensation Committee generally considers the 25th, 50th and 75th percentiles of market data, and makes individual compensation decisions based on comparable positions at our peer group. However, the committee does not rely solely on competitive market data to determine any element of executive compensation or overall compensation. In making executive compensation decisions, the Compensation Committee considers a number of additional factors, including those discussed above in the section entitled “Role of the Compensation Committee and Management” as well as below in the section entitled “Elements of NEO Compensation and 2023 Determinations.”

Elements of NEO Compensation and 2023 Determinations

The principal elements of our NEOs’ 2023 compensation consisted of cash compensation in the form of base salary and annual cash bonuses tied to corporate performance goals, as well as equity-based compensation in the form of RSUs and PSUs. Each of these compensation elements is discussed in further detail below, including a description of how it fits into our overall executive compensation program and a discussion of the amounts of compensation paid or awarded to our NEOs during 2023 under each of these elements.

In addition, our NEOs are eligible to participate in our standard retirement, health and welfare and other available employee benefit plans on the same basis as our other employees. We also maintain severance and change in control arrangements with our executive officers (including our NEOs) as described below.

Base Salary

Base salary represents the fixed portion of our executive officers’ compensation, which we view as an important element to attract and retain an effective leadership team. As the only fixed component of our executive compensation program, base salaries are also intended to provide our executives with a reasonable degree of financial stability, predictability and security of compensation.

Our Compensation Committee generally reviews and determines the base salaries of our executive officers on an annual basis, as well as upon hire of a new executive and upon promotion to an executive position. In setting base salaries, the Compensation Committee considers competitive market data for comparable positions within our peer group and certain industry-specific survey data, while also taking into consideration other factors including current and past total compensation, each executive’s role, criticality and relative scope of responsibility, individual performance and contributions, longevity and depth in role, overall experience and expertise, company performance and growth, as well as the recommendations of our CEO (other than with respect to herself).

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In connection with its annual review of executive compensation levels in late 2022 and early 2023, the Compensation Committee reviewed the base salaries of our NEOs, including against market data prepared by Pearl Meyer based on our 2023 peer group and certain industry-specific survey data, and approved the increases reflected in the table below. In determining these increases, the Compensation Committee intended to maintain alignment of our executives’ salaries with competitive pay practices of our publicly traded peers, and set base salaries of certain NEOs within a competitive range of the 50th percentile based on comparable positions within our 2023 peer group and certain industry-specific survey data. The Compensation Committee also took into consideration individual performance, contributions, current and future duties and responsibilities within the Company and scope expansion, as well as the criticality of retaining strong and stable leadership at this stage of the Company’s growth in a competitive talent market. With respect to our CEO, the Compensation Committee decided that it was critical to approve a base salary increase sufficient to (i) acknowledge her strong performance and nearly ten years of transformative leadership of the Company through commercialization, transition into the public company arena and recent challenges including a global pandemic, (ii) incentivize continued excellence and growth as a public company CEO and (iii) increase retentive value by setting her base salary closer to the 75th percentile among chief executive roles within our 2023 peer group, particularly in light of an increasingly broad demand for her within a challenging and highly competitive market environment.

The table below sets forth the annual base salaries in effect for each NEO in 2022 and 2023, and the percentage increase.

Name:	2022 Annual Base Salary ($)	2023 Annual Base Salary ($)	Percentage Increase
Leslie Trigg	625,000	725,000	16.0%
Nabeel Ahmed	430,000	460,100	7.0%
John Brottem	385,000	415,800	8.0%
Jean-Olivier Racine	375,000	402,000	7.2%
Steve Williamson	505,000	530,250	5.0%

Preview of 2024 Executive Base Salaries

In light of cost reduction efforts we implemented in the fourth quarter of 2023 to better align our operating expenses with our expected rate of revenue growth, including an organizational restructuring we substantially completed during the quarter, in early 2024, the Compensation Committee decided not to change the annual base salaries of our CEO and other executive officers for 2024, as compared to 2023.

Annual Cash Incentive

We provide our executives with short-term incentive compensation through our annual cash bonus program. Consistent with our executive compensation philosophy, our annual incentive program is designed to focus our employees (including our executives) on key strategic corporate goals and motivate and reward performance in achievement of these goals, helping to create a goal-oriented and “pay for performance” environment. We believe that company-wide goals help to foster effective cross-functional performance and a culture of collaboration, in furtherance of our philosophy that we drive for success as a team, not as individuals.

Our annual cash bonus program provides cash incentive award opportunities based on the level of achievement of financial, operational and strategic corporate performance goals established by our Compensation Committee at the beginning of the fiscal year. Payout varies depending on company performance as compared to the threshold and target performance goals established by the Compensation Committee. Our bonus program is designed to pay above-target bonuses when we exceed our target annual corporate objectives and below-target bonuses when we do not meet these objectives, with no payout in the event that we fail to meet any of the threshold objectives.

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Target annual cash bonus opportunities for our NEOs were set by our Compensation Committee as a percentage of their respective base salaries. In connection with its annual review of our executives’ compensation in late 2022 and early 2023, our Compensation Committee reviewed the 2023 bonus targets of our NEOs, taking into consideration market data prepared by Pearl Meyer based on our 2023 peer group and certain industry-specific survey data, each executive’s scope of responsibilities and individual and company performance, as well as the recommendation of our CEO (except with respect to herself), with a view towards generally maintaining consistent bonus percentages amongst our non-CEO executive officers. The Compensation Committee decided not to change the NEOs’ 2023 bonus targets as compared to the prior year, concluding that they remained market competitive.

The following table sets forth the bonus targets (as a percentage of annual base salary) for each NEO during 2023, which were unchanged from the prior year as reflected below:

Name:	2022 Bonus Target Percentage	2023 Bonus Target Percentage	Increase
Leslie Trigg	100%	100%	—
Nabeel Ahmed	50%	50%	—
John Brottem	50%	50%	—
Jean-Olivier Racine	50%	50%	—
Steve Williamson	60%	60%	—

Corporate Performance Goals

The payment of awards under our 2023 annual cash bonus program applicable to our NEOs was subject to the attainment of several pre-established corporate milestones and goals relating to the Company’s financial and operational performance, which we refer to as “performance goals.” These performance goals were approved by our Compensation Committee in January 2023 and related to revenue (weighted 50%), gross margin (weighted 25%), home patients (weighted 15%) and a reduction in service costs per console (weighted 10%), all subject to achievement of a minimum cash threshold tied to year-end cash holdings.

Our Compensation Committee established “threshold” and “target” achievement levels for each performance goal with resulting payouts for each such goal ranging from 75% (at threshold) to 100% (at target), plus an overachievement opportunity for achievement levels above target. The Compensation Committee capped each individual’s maximum possible payout under the cash bonus program at 200% of such individual’s target bonus opportunity. In addition, payout under the bonus program was subject to achievement of a “minimum cash threshold” tied to year-end cash (including cash, cash equivalents, restricted cash and short-term investments) such that, even if one or more of the performance goals were met at or above threshold, no payouts would be made under the bonus program if 2023 year-end cash fell below $140 million (excluding proceeds from any financing activities by the Company).

Our Compensation Committee designed these threshold and target corporate performance goals for 2023 to (i) be challenging, but attainable with superior performance as well as focused effort and execution by our executives, (ii) appropriately drive successful execution of key strategic company objectives, namely driving revenue growth, expanding gross margins to deliver improved profitability, expanding within the home dialysis market, reducing the cost of service and improving the customer experience, while effectively managing cash within our operating budget, and (iii) effectively balance near-term financial performance with strategic financial and operational objectives designed to increase long-term stockholder value consistent with our overall growth strategies.

Each performance goal was weighted according to the Compensation Committee’s assessment of its relative significance to our short-term and long-term success and strategy. In order to incentivize and proportionately reward exceptional above-target performance of each goal, while balancing fiscal responsibility and the desire to discourage excessive risk taking by our executives, the Compensation Committee allowed for over-achievement opportunities for each goal based on pre-determined payout curves, while capping individual payouts under the 2023 cash bonus program at 200% of each executive’s target bonus opportunity.

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The 2023 cash bonus program, including the corporate performance goals, threshold and target achievement levels and over-achievement opportunities for each goal, is summarized in the table below:

Performance Goal(1)	Weighting	Threshold: 75% Payout(2)	Target: 100% Payout(2)	Over-achievement Opportunity(3)
Revenue (2023)	50%	$145 million	$155 million	If 2023 revenue is achieved at or above target, each additional $1 million of 2023 revenue above target results in an additional 6.25% payout for this goal
Gross margin (non-GAAP 2023)	25%	20.0%	23.0%	Each 1% of gross margin above target results in an additional 35% payout for this goal
Home patients (at 2023 year-end)(4)	15%	Threshold goal	Target goal	Each specified number of patients above target results in an additional 0.67% payout for this goal
Reduction in service costs per console per year(4)	10%	Threshold goal	Target goal	Each specified number of dollars of reduction above target results in an additional 13.33% payout for this goal

(1)
Even if one or more of the performance goals is met at or above threshold, no payouts would be made if cash holdings at 2023 year-end fall below the minimum cash holdings threshold of $140 million (excluding proceeds from any financing activities by the Company).
(2)
Achievement of each performance goal below threshold results in no payout for such goal. Payouts for each performance goal scale linearly from 75% to 100% for achievement between threshold and target levels for each performance goal.
(3)
Each NEO’s individual payouts under the cash bonus program are capped at a maximum of 200% of such NEO’s target bonus opportunity.
(4)
Because of the competitively sensitive nature of this information, we are not disclosing the specifics of our goals related to home patients and reduction in service costs. These goals were intended to be challenging, but attainable with superior performance and focused effort and execution by our executives.

2023 Cash Bonus Payouts

In February 2024, our Compensation Committee, based on achievement of our 2023 corporate performance goals, approved overall payouts under our 2023 annual cash bonus program equal to 60.1% of each NEO’s target bonus opportunity. This determination was based on the following:

•
Minimum Cash Threshold: 2023 year-end cash (including cash, cash equivalents, restricted cash and short-term investments), excluding proceeds from any financing activities by the Company, of approximately $170 million exceeded the minimum cash threshold and, therefore, bonuses were eligible to be paid out based on achievement of the corporate performance goals.

•
Achievement of Performance Goals: The table below reflects the achievement and corresponding payout levels (including the additional over-achievement levels), with respect to each of our 2023 corporate performance goals, and the total payout level under the 2023 cash bonus program:

Corporate Performance Goal	Weighting	Attainment at 2023 Year-End	Over-achievement Contribution	Payout Level	Weighted Payout
Revenue (2023)	50%	Below threshold ($130.4 million)	None	0.0%	0.0%
Gross margin (non-GAAP 2023)	25%	Above target (23.6%)(1)	21%	121%	30.3%
Home patients (at 2023 year-end)	15%	Above target	19%	119%	17.9%
Reduction in service costs per console per year	10%	Above target	20%	120%	12.0%
Total payout					60.1%

(1)
Appendix A includes a reconciliation of gross margin as prepared and presented under GAAP to non-GAAP gross margin.

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The following table summarizes the 2023 target bonus opportunities (assuming 100% payout at target) for each NEO, as well actual cash bonus amounts earned by each NEO during 2023 under our cash bonus program that were paid in February 2024.

Name:	Actual Base Salary Paid in 2023 ($)	2023 Bonus Target Percentage (%)	2023 Target Bonus Opportunity at 100% Payout ($)	2023 Actual Bonus Payout Level (%)	2023 Actual Bonus Amount ($)(1)
Leslie Trigg	723,077	100%	723,077	60.1%	434,569	(2)
Nabeel Ahmed	459,521	50%	229,761	60.1%	138,086	(2)
John Brottem	415,208	50%	207,604	60.1%	124,770
Jean-Olivier Racine	401,481	50%	200,741	60.1%	120,645
Steve Williamson	529,765	60%	317,859	60.1%	191,033

(1)
Actual cash bonus amounts earned by each NEO during 2023 were calculated based on such NEO’s actual salary paid during 2023, multiplied by the product of (i) such NEO’s 2023 bonus target percentage and (ii) the actual bonus payout level (60.1%).
(2)
In December 2023, Ms. Trigg and Mr. Ahmed each requested to receive 100% and 50%, respectively, of their 2023 actual cash bonus amounts in the form of fully-vested RSUs in lieu of cash. After consideration, in February 2024, the Compensation Committee granted fully-vested RSUs for 131,687 shares to Ms. Trigg and 20,922 shares to Mr. Ahmed. The number of shares was determined by dividing the dollar value of 100% of Ms. Trigg's 2023 actual cash bonus amount and 50% of Mr. Ahmed's 2023 actual cash bonus amount by the average closing price of our common stock over the 20 trading days ending on the last trading day preceding the grant date. Based on the closing price of our common stock on the grant date, the RSUs granted to Ms. Trigg had a market value of $489,876 and the RSUs granted to Mr. Ahmed had a market value of $77,830 (which he received in addition to $69,043 for the 50% portion of his bonus he received in cash).

Equity Incentive Awards

Our equity-based compensation is intended to attract, motivate and retain our executive officers, align the interests of our executive officers with the interests of our stockholders and focus our executive officers on performance that creates long-term value for our stockholders, using a mix of both time-based vesting and performance-based vesting. We typically grant equity awards to executive officers on an annual basis, as well as upon hire of a new executive and upon promotion to an executive position.

2023 Equity Award Types

During 2023, we granted equity-based compensation to our NEOs in the form of RSUs and PSUs. Key elements of equity awards granted to our NEOs during 2023, including the target mix of equity awards and vesting schedules, are summarized in the following table:

		Target Equity Mix(1)
Equity Award Type	Recipients	CEO	Other NEOs	At-Risk or Variable	Vesting(3)
RSUs	All NEOs	50%	80%	Variable: Value varies based on stock price performance	Time-based vesting over three years, with one third vesting on the first anniversary of the grant date and then vesting quarterly over the following two years
PSUs	All NEOs	50%(2)	20%(2)	Generally at-risk: Generally no payout if threshold performance measure is not met(4)	Performance-based vesting, with PSUs earned and vesting through 2025 based on achievement against two separate metrics tied to: (1) home patients and (2) relative TSR

(1)
Percentages are based on the target value of each award type as described below in the section entitled “2023 Equity Award Determinations.”
(2)
Of the PSU awards granted to each NEO, 70% were comprised of Home PSUs and 30% were comprised of TSR PSUs.
(3)
All vesting is subject to continued service through the applicable vesting date(s).
(4)
22.5% of the target number of shares subject to each NEO’s PSU award (i.e., 75% of the target number of shares underlying the TSR PSU portion of such award) are variable because they are earned and vest at the end of 2025 if achievement is at or below threshold.

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Design of 2023 PSUs

In designing the PSUs awarded to the NEOs in early 2023, the Compensation Committee, in consultation with Pearl Meyer, decided to maintain the same key features (including performance metrics, performance periods and post-achievement vesting periods) as the PSUs granted to our executives in 2022, except that the performance and vesting periods were rolled forward one year to extend through 2025. The Compensation Committee concluded that the structure of these PSU awards continued to be appropriate for various reasons as outlined in the table below.

The table below summarizes key features of the two types of PSUs awarded to the NEOs in 2023, and the Compensation Committee’s rationale:

	Home PSUs	TSR PSUs	Rationale
Performance metrics	Home patients	Relative TSR compared to companies in the Russell 2000 Medical Device Index
•
Home patients is an operational metric the Compensation Committee determined would appropriately incentivize, reward and drive focused execution and performance by our executives against the Company’s key strategic goal of expanding within the home hemodialysis market, a goal the committee considers to be a critical driver of the Company’s future growth and long-term stockholder value.
•
Relative TSR, in addition to being a common incentive metric amongst peer group companies, is an effective measure of the Company’s long-term success and creation of stockholder value as compared to a pre-determined index of medical device companies which the Compensation Committee determined to be most comparable in sector and company size. The relative nature of the metric helps normalize external macroeconomic factors that fall outside of management’s control.
•
The use of multiple metrics (one absolute and one relative) helps balance the PSU structure, focusing executives and incentivizing and rewarding performance based on more than a single metric.

Weighting	70%	30%
•
The Compensation Committee determined the split between Home PSUs and TSR PSUs based on relative significance of the performance metrics to the Company’s short-term and long-term success and strategy, placing greater emphasis on home patients as a critical operational metric.

Payout scale and maximum	0% to 250% (CEO) 0% to 200% (other NEOs)	75% to 250% (CEO) 75% to 150% (other NEOs)	• Incentivizes and proportionately rewards exceptional above-target performance, while discouraging excessive risk-taking by our executives.
Performance period	Nearly 2 years (through December 31, 2024), subject to the vesting described below	2 Years (January 6, 2023 through January 6, 2025), subject to the vesting described below
•
The Compensation Committee determined that a multi-year performance period of 2 years was the appropriate time horizon over which to measure performance, balancing the one-year performance period for the annual cash bonus program and the three-year vesting period for the time-based RSUs, for an overall compensation program that appropriately aligns executive pay with both short-term and long-term performance of the Company.

Post-achievement vesting

50% of earned units vest upon certification of achievement following the performance period, with the remaining 50% subject to approximately 1-year of additional vesting (at end of 2025, the third year following the grant date)

100% of earned units subject to approximately 1-year of additional vesting (at end of 2025, the third year following the grant date)
•
For additional retentive value and risk management beyond the 2-year performance period, the Compensation Committee decided to require an additional year of time-based vesting for 50% of the Home PSUs earned and 100% of the TSR PSUs earned.

2024 Proxy Statement	42

Home PSUs

Of the PSUs awarded to our NEOs in 2023, 70% were comprised of Home PSUs. Shares subject to Home PSUs awarded to our NEOs during 2023 are earned and vest based on achievement against an operational metric tied to the number of home patients as of the end of 2024, with 50% of earned units vesting after certification of the achievement level following the end of 2024 and the remaining 50% vesting at the end of 2025, subject to continued service through the applicable vesting date.

The number of Home PSUs earned at the end of the nearly two-year performance period ending December 31, 2024 (“Earned Home Units”) varies based on actual performance from 0% to 250% in the case of our CEO and from 0% to 200% in the case of our other NEOs. The table below summarizes the payout opportunities for the Home PSUs:

	Number of Home Patients at end of 2024	Earned Home Units
Level of Achievement	(as a Percentage of Target)(1)	(as a Percentage of Target)
Below Threshold	Less than 62.5%	0%
Threshold	62.5%	75%
Target	100%	100%
Above Target	Each additional 0.31% above Target	Additional 1.25%, up to a maximum of 250% (for our CEO) or 200% (for our other NEOs)

(1)
Payouts scale linearly for achievement between threshold and target levels.

At the time the Home PSUs were granted to the NEOs in January 2023, the Compensation Committee determined that, given the Company’s relatively limited experience selling Tablo in the home care setting, it did not have sufficient visibility into future home patient enrollment following a nearly two-year performance period ending December 31, 2024 to be able to set a definitive and meaningful target number of home patients that would be challenging, but reasonably achievable with superior performance, and that would appropriately incentivize the NEOs. As a result, the Compensation Committee determined to establish the 2024 home target by early 2024. On February 7, 2024, the Compensation Committee approved the 2024 target for the Home PSUs. The committee set a target it believed would be challenging, but attainable with superior performance as well as focused effort and execution by our executives.

TSR PSUs

Of the PSUs awarded to our NEOs in 2023, 30% were comprised of TSR PSUs. Shares subject to TSR PSUs awarded to our NEOs during 2023 are earned and vest based on our relative TSR over a two-year performance period (beginning January 6, 2023 and ending January 6, 2025) as compared to companies included in the Russell 2000 Medical Device Index as of January 6, 2023, with 100% of earned units vesting at the end of 2025, subject to continued service through the vesting date.

The number of TSR PSUs earned at the end of the two-year performance period ending January 6, 2025 (“Earned TSR Units”) will vary based on actual performance from 75% to 250% in the case of our CEO and from 75% to 150% in the case of our other NEOs. The table below summarizes the payout opportunities for the TSR PSUs:

Level of Achievement	TSR Percentile(1)	Earned TSR Units (as a Percentage of Target)
Threshold	25th percentile or lower	75%
Target	50th percentile	100%
Maximum	75th percentile or above	250% for our CEO; 150% for the other NEOs

(1)
Payouts scale linearly for achievement between threshold and target levels and for achievement between target and maximum levels.

2024 Proxy Statement	43

2023 Equity Award Determinations

For equity awards granted to our NEOs during 2023, the Compensation Committee approved the total target value of equity awards for each NEO, and then allocated such target value as applicable between RSUs and PSUs (and between Home PSUs and TSR PSUs) to achieve the desired target equity award mix. As approved by the Compensation Committee, to determine the total number of shares underlying each RSU and PSU award, the target value of the stock award was divided by the average closing price of a share of our common stock over 20 trading days ending on the last trading day preceding the grant date. For the actual grant date fair values of the equity awards granted to our NEOs in 2023, computed in accordance with ASC 718, please see the “Stock Awards” column of the 2023 Summary Compensation Table below. The terms of the RSUs and PSUs are described above in “2023 Equity Award Types.”

In setting the target equity award values of the annual grants for each NEO, the Compensation Committee considered a number of factors, including competitive market data prepared by Pearl Meyer based on our peer group and certain industry-specific survey data, each executive’s current holdings and the retention value thereof, each executive’s scope of responsibilities, depth in role, individual contributions and performance, the criticality of retaining strong and stable leadership at this stage of the Company’s growth in an increasingly challenging and highly competitive talent market environment and the recommendations of our CEO (except with respect to herself).

Taking into consideration all of the above factors, the Compensation Committee approved the following annual equity awards to our NEOs on January 6, 2023.

	Aggregate Target Value	Number of RSUs	Target Number of Home PSUs	Target Number of TSR PSUs
Leslie Trigg	$5.25 million	106,189	74,332	31,857
Nabeel Ahmed	$1.75 million	56,634	9,911	4,247
John Brottem	$1.20 million	38,834	6,796	2,912
Jean-Olivier Racine	$1.20 million	38,834	6,796	2,912
Steve Williamson(1)	$2.00 million	64,724	11,327	4,854

(1)
Mr. Williamson departed the Company as of February 23, 2024, at which time of the awards reflected in this table, 26,971 shares underlying the RSUs had vested, and all remaining unvested shares (including shares underlying all of the PSUs reflected in this table) were cancelled.

Please see below the table entitled “Grants of Plan-Based Awards in 2023” for further details on equity awards granted to our NEOs in 2023, and the table entitled “Outstanding Equity Awards at 2023 Fiscal Year-End” for a summary of the outstanding stock option and stock awards held by each of our NEOs as of December 31, 2023, including a summary of the applicable vesting terms.

2022 PSU Achievement Levels

In January and February 2024, the Compensation Committee certified achievement levels with respect to the Home PSUs and TSR PSUs awarded to the NEOs in 2022 (the “2022 Home PSUs” and “2022 TSR PSUs”) as follows:

•
Based on the number of home patients at the end of 2023 which fell above the target achievement level, 123.4% of the target 2022 Home PSUs became earned as of December 31, 2023. 50% of these earned units vested immediately upon certification of this achievement by the Compensation Committee on January 12, 2024, and the remaining 50% of earned units will vest at the end of 2024, subject to the NEO's continued service through the vesting date; and
•
Based on our relative TSR at the end of the two-year performance period ending January 26, 2024 which was achieved below the threshold 25th percentile, 75% of the target 2022 TSR PSUs became earned as of January 26, 2024 as certified by the Compensation Committee in February 2024, with 100% of such earned units vesting at the end of 2024, subject to the NEO's continued service through the vesting date.

2024 Proxy Statement	44

Stock Ownership Guidelines

Effective February 2, 2023, our Board adopted Stock Ownership Guidelines applicable to all of our executive officers designated as such for purposes of Section 16 of the Exchange Act (including our NEOs), as well as our non-employee directors of our Board. For additional details on our Stock Ownership Guidelines, please see the section of this proxy statement entitled “Board and Corporate Governance Matters – Stock Ownership Guidelines.”

Recoupment Policy

In April 2023, our Board adopted a recoupment (or “clawback”) policy that applies to certain incentive compensation paid to current and certain former executive officers that was paid based on incorrect financial performance information. For additional details on our recoupment policy, please see the section of this proxy statement entitled “Board and Corporate Governance Matters – Recoupment Policy.”

Change in Control and Severance Agreements

During 2023, we were party to Change in Control and Severance Agreements with each of our NEOs that provide for severance benefits upon certain qualifying terminations of employment with the Company. Our Compensation Committee believes that these types of arrangements serve to minimize the distraction caused by a potential separation, including in connection with a potential transaction, encourage retention through the conclusion of a transaction, enable our executives to focus on continuing normal business operations and on the success of a potential business combination, and help ensure stability and leadership continuity during a potentially uncertain period. Furthermore, our Compensation Committee believes these arrangements are important for attracting and retaining executive talent, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management.

A description of these arrangements, as well as information on the estimated payouts and benefits that our NEOs would have been eligible to receive in connection with a qualifying termination occurring as of December 29, 2023, the last trading day of our fiscal year, are set forth below in the sections entitled “Additional Narrative Disclosure – Change in Control and Severance Arrangements” and “Additional Narrative Disclosure – Potential Payments Upon Termination or Change of Control.”

401(k) Plan

We maintain a qualified 401(k) savings plan which allows our eligible employees, including the NEOs, to defer a percentage of their cash compensation up to the maximum amount allowed under Internal Revenue Service guidelines. We may make discretionary matching and nonelective contributions to the plan. Effective January 1, 2022, we began to match 100% of each employee’s contributions up to a maximum matching contribution equal to 2% of such employee’s eligible compensation. Participants are always vested in their contributions to the plan.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the section entitled “Compensation Discussion and Analysis” contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to our Board that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2023.

Submitted by the Compensation Committee of our Board:

Dale E. Jones (Chair)
Karen Drexler
D. Keith Grossman

2024 Proxy Statement	45

2023 Summary Compensation Table

The following table shows information regarding the compensation awarded or paid to, or earned by, our NEOs for services performed in 2021, 2022 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)(3)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(5)		All Other Compensation ($)(7)	Total ($)
Leslie Trigg	2023	723,077	—		5,254,876	(4)	—	489,876	(6)	7,117	6,474,946
President, Chief Executive	2022	661,125	—		2,904,800		—	555,761		6,597	4,128,283
Officer and Board Chair	2021	560,000	—		4,101,079		1,499,496	977,200		506	7,138,281
Nabeel Ahmed	2023	459,521	—		1,715,620	(4)	—	146,873	(6)	6,937	2,328,951
Chief Financial Officer	2022	457,134	—		1,097,530		—	191,180		6,424	1,752,268
	2021	323,000	75,000	(1)	574,354		562,492	249,235		330	1,784,411
John Brottem	2023	415,208	—		1,197,419	(4)	—	124,770		7,117	1,744,514
General Counsel and	2022	416,512	—		940,745		—	171,218		6,424	1,534,899
Secretary	2021	349,615	—		558,562		574,802	305,039		330	1,788,348
Jean-Olivier Racine	2023	401,481	—		1,188,654	(4)	—	120,645		6,825	1,717,605
Chief Technology Officer	2022	386,246	—		862,358		—	167,063		6,316	1,421,983
	2021	194,712	—		959,431		899,883	169,886		116	2,224,028
Steve Williamson	2023	529,765	—		1,943,180	(4)	—	191,033		26,619	2,690,597
Former Chief	2022	512,144	—		1,097,530		—	269,767		6,597	1,886,038
Commercial Officer	2021	485,000	—		—		—	507,795		330	993,125

(1)
The amount reported in the “Bonus” column for Mr. Ahmed for 2021 represents a one-time bonus awarded to him in connection with his appointment as Interim CFO.
(2)
Amounts reported in this column include the aggregate grant date fair value of RSUs granted to the NEOs in 2023, 2022 and 2021, in accordance with ASC 718, using the product of the number of units granted and the closing price of our common stock on the grant date.
(3)
Amounts reported in this column include the aggregate grant date fair value of PSUs granted to the NEOs in 2023, 2022 and 2021, in accordance with ASC 718 as further described for 2023 in footnote 4 below. Under ASC 718, the vesting conditions related to the 2023 TSR PSU and 2022 TSR PSU awards, as well as the PSUs granted to Ms. Trigg in 2021, are considered market conditions and not performance conditions. Accordingly, there is no grant date fair value below or in excess of the amounts reflected in this column that could be calculated and disclosed based on achievement of the underlying market conditions.
(4)
Amounts reported for 2023 include:

(i) with respect to the 2022 Home PSUs (which were approved by the Compensation Committee in 2022, but were not considered granted for accounting purposes until the performance target for such PSUs was determined and approved by the Compensation Committee in January 2023), the aggregate grant date fair value of such PSUs, calculated in accordance with ASC 718 and assuming target performance. Assuming full achievement of the performance goals with respect to these 2022 Home PSUs at the maximum level (250% of target in the case of Ms. Trigg and 200% of target in the case of the other NEOs), the grant date fair value of such PSUs using the product of the maximum number of units granted and the closing price of our common stock on the grant date would be: $2,333,483 for Ms. Trigg, $245,330 for Mr. Ahmed, $210,269 for Mr. Brottem, $192,738 for Mr. Racine and $245,330 for Mr. Williamson. The percentage of target 2022 Home PSUs actually earned as of the end of 2023 is described above in the section entitled “2022 PSU Achievement Levels.”

(ii) with respect to the 2023 TSR PSUs, the product of the number of units granted to each NEO and the fair value for one PSU share as of the grant date estimated using the Monte Carlo simulation model as outlined in Note 8 of our financial statements included in our 2023 annual report.

(iii) Because the grant date of the 2023 Home PSUs was not considered established for accounting purposes until the target for such PSUs was determined and approved by the Compensation Committee in February 2024, no associated expense was recognized when such PSUs were awarded, and they are not reflected in this column for 2023.
(5)
Amounts reported in this column reflect the actual annual performance-based cash bonus awards earned by each NEO in 2023, 2022 and 2021 under our annual performance-based cash bonus program, except as noted in footnote 6 below.

2024 Proxy Statement	46

(6)
In December 2023, Ms. Trigg and Mr. Ahmed each requested to receive 100% and 50%, respectively, of their 2023 actual cash bonus amounts in the form of fully-vested RSUs in lieu of cash. After consideration, in February 2024, the Compensation Committee granted fully-vested RSUs for 131,687 shares to Ms. Trigg and 20,922 shares to Mr. Ahmed. The number of shares was determined by dividing the dollar value of 100% of Ms. Trigg’s 2023 actual cash bonus amount and 50% of Mr. Ahmed's 2023 actual cash bonus amount by the average closing price of our common stock over the 20 trading days ending on the last trading day preceding the grant date. The amount reported in this column for Ms. Trigg is the market value of the RSUs granted to Ms. Trigg in lieu of her 2023 actual cash bonus amount based on the closing price of our common stock on the grant date. The amount reported in this column for Mr. Ahmed is the market value of the RSUs granted to Mr. Ahmed in lieu of 50% of his 2023 actual cash bonus amount based on the closing price of our common stock on the grant date, plus $69,043 for the 50% portion of his bonus that he received in cash.
(7)
The amounts reported in this column for each NEO in 2023 consist of Company-paid life insurance premiums and matching contributions made by the Company to our 401(k) plan as follows:

	Life Insurance Premiums ($)	401(k) Matching Contributions ($)
Leslie Trigg	517	6,600
Nabeel Ahmed	337	6,600
John Brottem	517	6,600
Jean-Olivier Racine	225	6,600
Steve Williamson	517	6,600

In addition, the amount reported in this column in 2023 for Mr. Williamson includes Company-paid expenses of $14,363 related to attendance on a business trip by Mr. Williamson’s spouse, plus a related tax gross-up of $5,139.

2024 Proxy Statement	47

Grants of Plan-Based Awards in 2023

The following table presents certain information regarding grants of plan-based awards to the NEOs during 2023:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
			Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards(6)
Name	Grant Date		($)	($)	($)	(#)	(#)	(#)	(#)	($)
Leslie Trigg			54,375	725,000	1,450,000
	1/6/2023	(3)				27,314	36,418	91,045		933,393
	1/6/2023	(4)				23,893	31,857	79,643		1,599,859
	1/6/2023	(5)							106,189	2,721,624
Nabeel Ahmed			17,254	230,050	460,100
	1/6/2023	(3)				3,590	4,786	9,572		122,665
	1/6/2023	(4)				3,185	4,247	6,371		141,425
	1/6/2023	(5)							56,634	1,451,529
John Brottem			15,593	207,900	415,800
	1/6/2023	(3)				3,077	4,102	8,204		105,134
	1/6/2023	(4)				2,184	2,912	4,368		96,970
	1/6/2023	(5)							38,834	995,315
Jean-Olivier Racine			15,075	201,000	402,000
	1/6/2023	(3)				2,820	3,760	7,520		96,369
	1/6/2023	(4)				2,184	2,912	4,368		96,970
	1/6/2023	(5)							38,834	995,315
Steve Williamson			23,861	318,150	636,300
	1/6/2023	(3)				3,590	4,786	9,572		122,665
	1/6/2023	(4)				3,641	4,854	7,281		161,638
	1/6/2023	(5)							64,724	1,658,876

(1)
These columns set forth the potential threshold, target and maximum annual cash bonus awards for each NEO under our 2023 cash bonus program based on each NEO’s annual base salary and target bonus percentage for 2023. The threshold amounts assume achievement of the minimum cash threshold, achievement at the threshold level for the performance goal tied to service costs, and achievement below threshold for the other three performance goals, resulting in 7.5% payout. The target amounts assume achievement of the minimum cash threshold and achievement at the target level for each of the four performance goals, resulting in 100% payout. The maximum amounts assume payout at the cap of 200%. The actual cash bonus award earned for 2023 by each NEO is set forth in the “Non-Equity Incentive Plan Compensation” column of the 2023 Summary Compensation Table above. These awards are described in further detail above in the section entitled “Elements of NEO Compensation and 2023 Determinations—Annual Cash Incentive.”
(2)
In addition to the awards reflected in these columns, the 2023 Home PSUs were awarded to the NEOs in January 2023 pursuant to our 2020 Equity Incentive Plan which are earned and vest based on achievement against an operational metric tied to home patients as of the end of 2024, with 50% of earned units vesting after certification of the achievement level following the end of 2024 and the remaining 50% of earned units vesting at the end of 2025, subject to the NEO’s continued service through the applicable vesting date. Although the 2023 Home PSU awards were approved in 2023, the grant date of the 2023 Home PSUs was not considered established for accounting purposes until the performance target for such PSUs was determined and approved by the Compensation Committee in February 2024. As a result, such PSUs were not considered granted during 2023 and are not included in this table. These awards are described in further detail above in the section entitled “Elements of NEO Compensation and 2023 Determinations—Equity Incentive Awards.”
(3)
These 2022 Home PSUs were awarded to the NEOs in 2022 pursuant to our 2020 Equity Incentive Plan and were earned and vest based on achievement against an operational metric tied to home patients as of the end of 2023, with 50% of earned units vesting after certification of the achievement level following the end of 2023 and the remaining 50% of earned units vesting at the end of 2024, subject to the NEO’s continued service through the applicable vesting date. Although the 2022 Home PSUs were approved in 2022, the grant date of the 2022 Home PSUs was not considered established for accounting purposes until the performance target for such PSUs was determined and approved by the Compensation Committee in January 2023. The threshold amount represents 75% of the shares underlying the PSU grant assuming achievement at the threshold level, the target amount represents 100% of the shares underlying the PSU grant assuming achievement at the target level, and the maximum amount represents 200% of the shares underlying the PSU grant (250% in the case of the PSUs granted to Ms. Trigg) assuming achievement at the maximum level.

2024 Proxy Statement	48

(4)
These TSR PSUs were granted pursuant to our 2020 Equity Incentive Plan and are earned and vest based on our relative TSR over a two-year performance period as compared to companies in a pre-determined index of medical device companies, with 100% of earned units vesting at the end of 2025, subject to the NEO’s continued service through the applicable vesting date. The threshold amount represents 75% of the shares underlying the PSU grant assuming achievement at or below the threshold level, the target amount represents 100% of the shares underlying the PSU grant assuming achievement at the target level, and the maximum amount represents 150% of the shares underlying the PSU grant (250% in the case of the PSUs granted to Ms. Trigg) assuming achievement at the maximum level. These awards are described in further detail above in the section entitled “Elements of NEO Compensation and 2023 Determinations—Equity Incentive Awards.”
(5)
These RSUs were granted pursuant to our 2020 Equity Incentive Plan. One-third of the shares subject to these RSU awards vest on the first anniversary of the grant date, after which the remaining shares vest quarterly in equal installments over the following two years on each February 15, May 15, August 15 and November 15, subject to the NEO’s continued service through the applicable vesting date.
(6)
Amounts reported in this column reflect the aggregate grant date fair value of PSUs and RSUs granted to the NEOs in 2023, computed in accordance with ASC 718 using (i) in the case of the 2022 Home PSUs, the product of the target number of units granted and the closing price of our common stock on the date the target for such PSUs was determined and approved by the Compensation Committee (which is considered the grant date for accounting purposes), (ii) in the case of the 2023 TSR PSUs, the product of the number of units granted and the fair value for one PSU share as of the grant date estimated using the Monte Carlo simulation model and (iii) in the case of RSUs, the product of the number of units granted and the closing price of our common stock on the grant date. Assumptions used to determine these fair value amounts are outlined in Note 8 of our financial statements included in our 2023 annual report.

2024 Proxy Statement	49

Outstanding Equity Awards at 2023 Year-End

The following table presents information regarding the outstanding stock options, RSUs and PSUs held by each of the NEOs as of December 31, 2023.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock that Have Not Vested (#)		Market Value of Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units of Stock that Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units of Stock that Have Not Vested ($)(9)
Leslie Trigg	11/3/2018	152,365	—		4.11	11/3/2028	—		—	—		—
	11/3/2018	25,418	—		4.11	11/3/2028	—		—	—		—
	3/6/2019	240,968	—		4.11	3/6/2029	—		—	—		—
	2/3/2020	155,467	6,760	(1)	8.62	2/3/2030	—		—	—		—
	2/3/2020	108,151	—		8.62	2/3/2030	—		—	—		—
	3/15/2021	39,832	18,105	(2)	50.01	3/15/2031	9,105	(3)	49,258	29,138	(6)	157,637
	1/26/2022	—	—		—	—	16,280	(4)	88,075	—		—
	2/2/2022	—	—		—	—	—		—	11,706	(7)	63,329
	1/6/2023	—	—		—	—	44,938	(5)	243,115	—		—
	1/6/2023	—	—		—	—	106,189	(4)	574,482	23,892	(8)	129,256
Nabeel Ahmed	5/26/2020	14,287	1,662	(2)	9.48	5/26/2030	—		—	—		—
	5/26/2020	10,132	—		9.48	5/26/2030	—		—	—		—
	3/8/2021	5,663	2,574	(2)	46.94	3/8/2031	1,190	(3)	6,438	—		—
	8/5/2021	10,541	7,529	(2)	39.03	8/5/2031	3,675	(3)	19,882	—		—
	1/26/2022	—	—		—	—	9,116	(4)	49,318	1,538	(7)	8,321
	1/6/2023	—	—		—	—	5,904	(5)	31,941	—		—
	1/6/2023	—	—		—	—	56,634	(4)	306,390	3,185	(8)	17,231
John Brottem	5/26/2020	8,487	7,073	(2)	9.48	5/26/2030	—		—	—		—
	3/15/2021	15,269	6,940	(2)	50.01	3/15/2031	3,490	(3)	18,881	—		—
	1/26/2022	—	—		—	—	7,815	(4)	42,279	1,318	(7)	7,130
	1/6/2023	—	—		—	—	5,060	(5)	27,375	—		—
	1/6/2023	—	—		—	—	38,834	(4)	210,092	2,184	(8)	11,815
Jean-Olivier Racine	6/22/2021	21,387	12,833	(2)	50.82	6/22/2031	7,080	(3)	38,303	—		—
	1/26/2022	—	—		—	—	7,163	(4)	38,752	1,209	(7)	6,541
	1/6/2023	—	—		—	—	4,638	(5)	25,092	—		—
	1/6/2023	—	—		—	—	38,834	(4)	210,092	2,184	(8)	11,815
Steve Williamson	11/15/2020	46,250	13,750	(2)	52.55	11/15/2030	—		—	—		—
	1/26/2022	—	—		—	—	9,116	(4)	49,318	1,538	(7)	8,321
	1/6/2023	—	—		—	—	5,904	(5)	31,941	—		—
	1/6/2023	—	—		—	—	64,724	(4)	350,157	3,640	(8)	19,692

(1)
This option vests in 48 equal monthly installments beginning on the one-month anniversary of the grant date, subject to the NEO’s continued employment through the applicable vesting date.
(2)
This option vests 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter, subject to the NEO’s continued employment through the applicable vesting date.
(3)
25% of the shares subject to this RSU award vest on the first anniversary of the grant date, after which the remaining shares vest quarterly in equal installments over three years on each February 15, May 15, August 15 and November 15, subject to the NEO’s continued service through the applicable vesting date.
(4)
One-third of the shares subject to this RSU award vest on the first anniversary of the grant date, after which the remaining shares vest quarterly in equal installments over the following two years on each February 15, May 15, August 15 and November 15, subject to the NEO’s continued service through the applicable vesting date.

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(5)
Represents shares subject to 2022 Home PSU awards which were earned as of the end of 2023 based on actual achievement against an operational metric tied to home patients as of the end of 2023. 50% of these earned units vested after certification of the achievement level by the Compensation Committee in January 2024 and the remaining 50% of earned units will vest at the end of 2024, subject to the NEO’s continued service through the applicable vesting date.
(6)
Shares subject to this PSU award vest as follows: (i) 50% vest on the last day of any period of 30 consecutive trading days during which the closing price of our stock exceeds $75.00 per share on each trading day during such period, and (ii) 50% vest on the last day of any period of 30 consecutive trading days during which the closing price of our stock exceeds $90.00 per share on each trading day during such period, subject to Ms. Trigg’s continued service through the applicable vesting date.
(7)
Shares subject to this 2022 TSR PSU award are earned and vest based on our relative TSR over a two-year performance period as compared to companies in a pre-determined index of medical device companies, with 100% of earned units vesting at the end of 2024, subject to the NEO’s continued service through the applicable vesting date.
(8)
Shares subject to this 2023 TSR PSU award are earned and vest based on our relative TSR over a two-year performance period as compared to companies in a pre-determined index of medical device companies, with 100% of earned units vesting at the end of 2025, subject to the NEO’s continued service through the applicable vesting date. In addition to the 2023 TSR PSU awards, 2023 Home PSUs were awarded to the NEOs which are earned and vest based on achievement against an operational metric tied to home patients as of the end of 2024, with 50% of earned units vesting after certification of the achievement level following the end of 2024 and the remaining 50% of earned units vesting at the end of 2025, subject to the NEO’s continued service through the applicable vesting date. The grant date of the 2023 Home PSUs was not considered established for accounting purposes until the target for such PSUs was determined and approved by the Compensation Committee in February 2024. As a result, such PSUs were not considered granted during 2023 and are not included in this table.
(9)
The dollar amount is calculated based on $5.41 per share, the closing price of our common stock on December 29, 2023, the last trading day of our fiscal year.

Option Exercises and Stock Vested in 2023

The following table presents information regarding the exercise of stock options and vesting of stock awards during 2023 for each of the NEOs on an aggregated basis.

	Option Awards		Stock Awards
Name:	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Leslie Trigg	190,000	3,560,719	39,844	851,218
Nabeel Ahmed	—	—	21,289	459,788
John Brottem	12,167	152,206	18,420	396,949
Jean-Olivier Racine	—	—	19,046	399,552
Steve Williamson	—	—	28,234	460,916

(1)
The value realized on exercise is equal to the difference between the fair market value of our common stock on the date of exercise and the stock option’s exercise price, multiplied by the number of shares for which the stock option was exercised.
(2)
The value realized on vesting is equal to the closing price of our common stock on the vesting date, multiplied by the number of shares that vested.

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Additional Narrative Disclosure

Change in Control and Severance Agreements

We entered into a Change in Control and Severance Agreement with each of our NEOs (the “CIC Agreements”) effective as of September 2020 in the case of Ms. Trigg and Mr. Brottem, November 2020 in the case of Mr. Williamson, June 2021 in the case of Mr. Racine and July 2021 in the case of Mr. Ahmed.

Under the CIC Agreements:

•
If an NEO’s employment is terminated by Outset without “cause” or if the NEO resigns for “good reason” (each as defined in the CIC Agreements), in each case other than during the period beginning three months prior to a “change in control” (as defined in the CIC Agreements) and ending 12 months following a change in control (referred to as a “qualifying non-CIC termination”), and subject to the NEO’s execution and non-revocation of a general release of claims in favor of us, the NEO would receive (i) a lump sum payment equal to nine months of base salary (12 months for Ms. Trigg) and (ii) payment of premiums for COBRA continuation coverage at active employee rates for nine months (12 months for Ms. Trigg) for such NEO and his or her eligible dependents.
•
If an NEO’s employment is terminated by Outset without cause or if the NEO resigns for good reason, in each case during the period beginning three months prior to a change in control and ending 12 months following a change in control (referred to as a “qualifying CIC termination”) and subject to the NEO’s execution and non-revocation of a general release of claims in favor of us, the NEO would receive (i) a lump sum payment equal to 12 months of base salary (18 months for Ms. Trigg), (ii) payment of premiums for COBRA continuation coverage at active employee rates for 12 months (18 months for Ms. Trigg) for such NEO and his or her eligible dependents, (iii) a lump sum payment equal to 100% of the NEO’s target annual bonus for the year in which such termination occurs, and (iv) accelerated vesting of 100% of the then-unvested shares subject to each of his or her then-outstanding equity awards, with any applicable performance-based vesting conditions to be deemed achieved at target unless otherwise specified in the applicable equity award agreement.

In the case of PSUs, the terms of the related equity award agreements provide the following:

•
For Ms. Trigg’s PSUs granted in March 2021, if a change in control occurs while the award remains outstanding and unvested, the award shall become vested upon consummation of such change in control if and to the extent the performance and vesting conditions are satisfied, except that the value of a share of common stock used to determine the vesting of the award shall be based solely on the amount or value of the per share consideration payable in such change in control, such that (i) the award shall become 50% vested if such per share consideration is at least $75.00 and (ii) the award shall become 100% vested if such per share consideration is at least $90.00.
•
For the Home PSUs granted to the NEOs in 2022 and 2023, if a change in control occurs prior to the end of the performance period, performance is measured at the time of the change in control compared to a target reduced proportionately to reflect the shortened performance period, with the number of earned units based on the greater of (i) actual performance compared to the reduced target and (ii) the number of target units. Earned units are subject to continued time-based vesting per the terms of the award, and become fully vested upon a qualifying CIC termination.
•
For the TSR PSUs granted to the NEOs in 2022 and 2023, if a change in control occurs prior to the end of the performance period, performance is measured at the time of the change in control, with the number of earned units based on Outset’s relative stockholder return measured by the fair market value of our common stock on the date of the change in control. Earned units are subject to continued time-based vesting per the terms of the award, and become fully vested upon a qualifying CIC termination.

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Under the terms of the CIC Agreements, if the payments and benefits to an NEO under his or her CIC Agreement or another plan, arrangement or agreement would subject the NEO to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the NEO receiving a higher net after-tax amount.

In February 2024, in consultation with Pearl Meyer and following review of a benchmarking report prepared by Pearl Meyer of executive severance and change in control benefits at our peer companies, the Compensation Committee approved amended CIC Agreements with the NEOs which were entered into effective February 2024. The amended CIC Agreements provide for substantially similar severance and change in control benefits as described above, except that, in the case of Ms. Trigg, the severance benefits in the event of a qualifying CIC termination were increased to 24 months of base salary (up from 18 months) and 200% of her target annual bonus for the year in which such termination occurs (up from 100%).

Potential Payments Upon Termination or Change of Control

The table below summarizes the amount of compensation and benefits that would be payable to each NEO in the event of a qualifying non-CIC termination and a qualifying CIC termination assuming, in each case, that such a termination had occurred on December 29, 2023, the last trading day of our fiscal year. See the section above entitled “Change in Control and Severance Arrangements” for further details. The actual amount of compensation and benefits payable in any termination event can only be determined at the time of the termination of the NEO’s employment with us.

	Qualifying Non-CIC Termination			Qualifying CIC Termination
Name:	Base Salary ($)(1)	COBRA Premiums ($)(2)	Total ($)	Base Salary ($)(1)	Target Annual Cash Bonus ($)(3)	COBRA Premiums ($)(2)	Equity Award Vesting Acceleration ($)(4)	Total ($)
Leslie Trigg	725,000	42,947	767,947	1,087,500	725,000	64,421	1,549,651	3,426,572
Nabeel Ahmed	345,075	32,521	377,596	460,100	230,050	43,361	493,138	1,226,649
John Brottem	311,850	32,521	344,371	415,800	207,900	43,361	354,339	1,021,400
Jean-Olivier Racine	301,500	32,375	333,875	402,000	201,000	43,166	367,361	1,013,527
Steve Williamson(5)	397,688	32,521	430,209	530,250	318,150	43,361	520,707	1,412,468

(1)
Amounts reported in this column represent (i) for a qualifying non-CIC termination, nine months of base salary (12 months for Ms. Trigg) and (ii) for a qualifying CIC termination, 12 months of base salary (18 months for Ms. Trigg), in each case, based on base salaries for each NEO in effect as of December 29, 2023.
(2)
Amounts reported in this column represent estimates of the following (i) for a qualifying non-CIC termination, nine months of COBRA premium payments (12 months for Ms. Trigg) and (ii) for a qualifying CIC termination, 12 months of COBRA premium payments (18 months for Ms. Trigg), in each case, based on monthly rates in effect for each NEO as of December 29, 2023, and assuming a timely election by each NEO of such COBRA continuation coverage.
(3)
Amounts reported in this column represent each NEO’s annual bonus target percentage as of December 29, 2023 multiplied by such NEO’s base salary in effect as of December 29, 2023.
(4)
Amounts reported in this column represent the estimated dollar value of equity acceleration calculated as (i) the difference in the closing price of our common stock on December 29, 2023 ($5.41) minus the exercise price of then-unvested in-the-money stock options times the number of shares underlying then-outstanding unvested in-the-money stock options, plus (ii) the closing price of our common stock on December 29, 2023 ($5.41) times the number of shares underlying then-outstanding unvested RSUs, plus (iii) the closing price of our common stock on December 29, 2023 ($5.41) times the number of shares underlying the 2022 Home PSUs that were actually earned as of December 31, 2023, plus (iv) the closing price of our common stock on December 29, 2023 ($5.41) times the target number of shares underlying the 2023 Home PSUs, plus (iv) the closing price of our common stock on December 29, 2023 ($5.41) times the number of shares underlying the 2022 TSR PSUs and the 2023 TSR PSUs that would have been earned measuring performance as of December 29, 2023. For purposes of this column, because our stock price on December 29, 2023 was trading below the performance threshold that applies to the PSU award granted to Ms. Trigg on March 15, 2021, no portion of the award is treated as accelerated.
(5)
While the amounts set forth in this table reflect the payments and benefits to which Mr. Williamson would have been entitled in the event of a qualifying termination as of December 29, 2023, Mr. Williamson in fact departed the Company as of February 23, 2024, and did not receive any severance benefits in connection with his departure.

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Compensation Risk Assessment

Our Compensation Committee considers, on an annual basis, whether risks arising from our compensation plans, policies and programs for our employees are reasonably likely to have a material adverse effect on the Company, including whether our incentive compensation programs encourage excessive or inappropriate risk-taking. Based on this review, our Compensation Committee concluded that our incentive compensation programs, which include an appropriate mix of fixed and variable compensation elements, as well as short-term and long-term incentives aligned with corporate goals, do not encourage excessive or inappropriate risk-taking, and that risks arising from our compensation plans, policies and programs are not reasonably likely to have a material adverse effect on the Company.

CEO Pay Ratio

Presented below is a reasonable estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of the median of our other employees, calculated in a manner consistent with Item 402(u) of Regulation S-K (“CEO Pay Ratio”).

As a result of the restructuring of our organization which we substantially completed in the fourth quarter of 2023, we determined that it was appropriate to select a new median employee for our CEO Pay Ratio calculations for 2023. We identified our median employee using our employee population on December 31, 2023 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis). For purposes of measuring the compensation of our employee population, we selected a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee as of December 31, 2023: (1) annual base salary as of December 31, 2023, (2) annual target cash bonus or target commissions, in each case, assuming 100% achievement and (3) the grant date fair value of equity awards granted during 2023. After applying our CACM methodology, we identified our median employee.

For 2023: (i) the annual total compensation of Leslie Trigg, our President and CEO, was $6,474,946, as reflected in the Summary Compensation Table included in this proxy statement and (ii) the annual total compensation of our median employee was $164,793, using the same methodology required for calculating the annual total compensation of our NEOs for purposes of the Summary Compensation Table. As a result, our CEO Pay Ratio for 2023 was approximately 39 to 1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to our pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither our Compensation Committee nor management used the CEO Pay Ratio measure in making compensation decisions.

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Pay Versus Performance

Pay Versus Performance Table

As required by SEC rules, the following table summarizes certain information intended to illustrate the relationship between executive compensation “actually paid” and our financial performance in the last four fiscal years.

“Compensation actually paid,” as calculated pursuant to SEC disclosure rules, differs from the total compensation reported in the Summary Compensation Table in the applicable year due to the impact of changes in our stock price as well as the achievement of the underlying vesting conditions with respect to our equity awards, while compensation reported in the Summary Compensation Table calculates equity awards based on the grant date fair value of such equity awards and does not include any adjustments for failure to achieve the underlying vesting conditions or changes in our stock price. Amounts shown below as “compensation actually paid” do not reflect what was actually paid to or realized by our NEOs. Furthermore, these amounts are not taken into account by our Compensation Committee in making compensation decisions for our NEOs. For further information concerning our variable pay-for-performance philosophy and how we align executive compensation with the Company’s performance, please refer to the section of this proxy statement entitled “Compensation Discussion and Analysis—Executive Compensation Philosophy and Objectives.”

					Value of Initial Fixed $100 Investment Based on:(5)
Year(1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)	Net Income ($)	Revenue ($)(6)
2023	6,474,946	(742,679)	2,120,417	269,676	8.92	88.78	(172,797,000)	130,376,000
2022	4,128,283	(1,465,408)	1,857,888	425,809	42.55	94.11	(162,956,000)	115,375,000
2021	7,138,281	802,378	1,790,467	(1,356,955)	75.96	122.80	(131,935,000)	102,602,000
2020	2,796,160	46,428,956	2,869,385	16,468,798	93.67	118.65	(121,492,000)	49,935,000

(1)
Leslie Trigg served as our principal executive officer (“PEO”) for the entirety of 2020, 2021, 2022 and 2023 and our other named executive officers for the applicable fiscal years were as follows:
-
2023: Nabeel Ahmed, John Brottem, Jean-Olivier Racine, Steve Williamson
-
2022: Nabeel Ahmed, John Brottem, Martin Vazquez, Steve Williamson
-
2021: Nabeel Ahmed, Rebecca Chambers, John Brottem, Jean-Olivier Racine, Martin Vazquez
-
2020: Rebecca Chambers, Steve Williamson
(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable fiscal year in the case of our PEO and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable fiscal year for our named executive officers for the applicable fiscal year other than the PEO for such years.

2024 Proxy Statement	55

(3)
Amounts reported in this column represent the compensation actually paid to our PEO in the indicated fiscal years, based on her total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

		PEO
		2023 ($)	2022 ($)	2021 ($)	2020 ($)
	Summary Compensation Table - Total Compensation(a)	6,474,946	4,128,283	7,138,281	2,796,160
-	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(b)	(5,254,876)	(2,904,800)	(5,600,575)	(1,921,078)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(c)	713,379	1,963,877	4,874,562	11,657,591
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(d)	(2,126,911)	(2,894,318)	(1,357,052)	26,071,687
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(e)	—	—	—	567,369
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(f)	(549,217)	(1,758,449)	(4,252,838)	7,257,226
-	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(g)	—	—	—	—
=	Compensation Actually Paid	(742,679)	(1,465,408)	802,378	46,428,956

(a)
Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.
(b)
Represents the aggregate grant date fair value of the option awards and stock awards granted to our PEO during the indicated fiscal year, computed in accordance with ASC 718.
(c)
Represents the aggregate fair value as of the indicated fiscal year-end of our PEO’s outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with ASC 718. For awards subject to performance-based vesting conditions, the value set forth herein is based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year. Assumptions used in calculating these amounts are outlined in Note 8 of our financial statements included in our 2023 annual report.
(d)
Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested option awards and stock awards held by our PEO as of the last day of the indicated fiscal year and granted in a prior fiscal year, computed in accordance with ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year. Assumptions used in calculating these amounts are outlined in Note 8 of our financial statements included in our 2023 annual report.
(e)
Represents the aggregate fair value at vesting of the option awards and stock awards that were granted to our PEO and vested during the indicated fiscal year, computed in accordance with ASC 718.
(f)
Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award held by our PEO that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with ASC 718.
(g)
Represents the aggregate fair value as of the last day of the prior fiscal year of our PEO’s option awards and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with ASC 718.

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(4)
Amounts reported in this column represent the compensation actually paid to the Company’s named executive officers other than our PEO in the indicated fiscal year, based on the average total compensation for such named executive officers reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown in the table below:

		Other Named Executive Officers Average(a)
		2023 ($)	2022 ($)	2021 ($)	2020 ($)
	Summary Compensation Table - Total Compensation(b)	2,120,417	1,857,888	1,790,467	2,869,385
-	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(c)	(1,511,218)	(1,175,932)	(1,269,394)	(2,469,473)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(d)	285,115	826,328	931,355	7,059,230
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(e)	(403,901)	(612,082)	(203,933)	7,778,663
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(f)	—	—	—	257,520
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(g)	(220,737)	(464,855)	(959,759)	973,473
-	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(h)	—	(5,538)	(1,645,691)	—
=	Compensation Actually Paid	269,676	425,809	(1,356,955)	16,468,798

(a)
Please see footnote 1 for the named executive officers included in the average for each indicated fiscal year.
(b)
Represents the average Total Compensation as reported in the Summary Compensation Table for the reported named executive officers in the indicated fiscal year.
(c)
Represents the average aggregate grant date fair value of the option awards and stock awards granted to the reported named executive officers during the indicated fiscal year, computed in accordance with ASC 718.
(d)
Represents the average aggregate fair value as of the indicated fiscal year-end of the reported named executive officers’ outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with ASC 718. For awards subject to performance-based vesting conditions, the value set forth herein is based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year. Assumptions used in calculating these amounts are outlined in Note 8 of our financial statements included in our 2023 annual report.
(e)
Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested option awards and stock awards held by the reported named executive officers as of the last day of the indicated fiscal year and granted in a prior fiscal year, computed in accordance with ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year. Assumptions used in calculating these amounts are outlined in Note 8 of our financial statements included in our 2023 annual report.
(f)
Represents the average aggregate fair value at vesting of the option awards and stock awards that were granted to the reported named executive officers and vested during the indicated fiscal year, computed in accordance with ASC 718.
(g)
Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each option awards and stock award held by the reported named executive officers that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with ASC 718.
(h)
Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported named executive officers’ option awards and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with ASC 718.

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(5)
These columns compare the total cumulative stockholder return on our common stock (under “Total Stockholder Return”) with the total return for the S&P Healthcare Equipment Select Industry Index (“SPSIHE”), a published index that includes companies in the healthcare equipment industry (under “Peer Group Total Stockholder Return”). Pursuant to the rules of the SEC, the comparison assumes $100 was invested in our common stock on September 15, 2020 (the first day of trading of our common stock), and its relative performance is tracked through December 29, 2023, the last trading day of our most recent fiscal year. All values assume reinvestment of the full amount of all dividends, however no dividends have been declared on our common stock to date. The offering price of our common stock in our IPO, which had a closing stock price of $60.68 on September 15, 2020, was $27.00 per share. Note that historic stock price performance is not necessarily indicative of future stock price performance.
(6)
The Compensation Committee selected revenue as the “Company Selected Measure” for purposes of this table. As reflected below in the section entitled “List of Performance Measures,” we used multiple financial performance measures to link compensation actually paid to the NEOs for 2023. The Compensation Committee determined the most important of these financial performance measures for 2023 to be revenue, as the highest-weighted corporate performance goal under our annual cash bonus program, and a core driver of the Company’s performance, growth and stockholder value creation.

Relationship Between Pay and Performance

We believe the “compensation actually paid” in each of the fiscal years reported above and over the four-year cumulative period are generally reflective of the Compensation Committee’s emphasis on “pay-for-performance.” “Compensation actually paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our annual cash bonus and long-term equity incentive programs. We also believe the following factors provide additional context to certain drivers of “compensation actually paid” and the relationship between pay and performance as reported above and illustrated in the graphs below:

•
We completed our IPO during 2020 at an offering price of $27.00, and the closing price of our common stock on September 15, 2020 (its first day of public trading) was $60.68. For purposes of calculating and illustrating our “Total Stockholder Return,” in accordance with SEC rules, we have used the closing price of our common stock on September 15, 2020 (our IPO date) as the starting point. As a result, the “Total Stockholder Return” values do not take into account the significant growth in our stock value that took place during 2020 prior to our IPO date, as they would if we had been publicly traded throughout 2020.
•
In contrast to the measurement period for “Total Stockholder Return” which looks back only to our IPO date, for purposes of calculating “compensation actually paid” in 2020 to our PEO and other named executive officers, on average, we are required to measure changes in the fair value of our common stock beginning on December 31, 2019 (based on a pre-IPO valuation). As a result, the “compensation actually paid” in 2020 to our PEO and other named executive officers, on average, are primarily driven by (i) the significant increase in our stock value from our pre-IPO valuation on December 31, 2019 to our post-IPO closing stock price on December 31, 2020, and (ii) the fact that equity awards granted during 2020 to our PEO and one of our two other named executives officers for the year were granted prior to our IPO based on pre-IPO valuations. Each of these factors results in the revaluation of awards that remained outstanding and unvested at December 31, 2020 and the inclusion of the significant increases in value in the “compensation actually paid” amounts. Simply put, the “compensation actually paid” shown herein takes into account significant stock value increases throughout the pre-IPO portion of 2020, while the “Total Stockholder Return” does not, making this an “apples to oranges” comparison.
•
For 2023, the negative “compensation actually paid” to our PEO, and the modest “compensation actually paid” to our other NEOs on average, are driven primarily by a decrease in the value of outstanding equity awards as of year-end due to the decline in our stock price during 2023.

The below series of graphs illustrate the relationship between “compensation actually paid” (or “CAP”) to our PEO, and to our other named executive officers on average, in each of the last four fiscal years as reported above, and (i) our cumulative Total Stockholder Return and Peer Group Total Stockholder Return from September 15, 2020 through the end of 2023, (ii) net income for each of the reported fiscal years and (iii) revenue for each of the reported fiscal years.

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Compensation Actually Paid versus Total Stockholder Return Compensation Actually Paid (in thousands) Total shareholder return (value of $100 investment from 9/15/2020) PEO CAP Average NEO CAP Outset Cumulative TSR Peer Cumulative TSR (SPSIHE Index) $50,000 $40,000 $30,000 $20,000 $10,000 $0 ($10,000) $140 $120 $100 $80 $60%40 $20 $0 $46,429 $16,469 $802 $426 $270 9/15/2020 2020 2021 2022 2023 ($1357) ($1465) ($743)

Compensation Actually Paid Versus Net Income Net Income (in thousands) Compensation Actually Paid (in thousands)$50,000 $40,000 $30,000 $20,000 $10,000 $0 ($10,000) $0 ($50) ($100) ($150) ($200) (#$250) ($300) ($350) ($400) $46,429 $16,469 $802 ($1,357) ($1,465) $426 ($743) $270 2020 2021 2022 2023 PEO CAP Average NEO CAP Net Income

2024 Proxy Statement	59

Compensation Actually Paid (in thousands) $50,000 $40,000 $30,000 $20,000 $10,000 $0 $140 $120 $100 $80 $60 $40 $20 $0 Revenue (in millions) 2020 2021 2022 2023 PEO CAP Average NEO CAP ($M) Revenue ($10,000) $46,429 $16,469 $802 ($1,357) ($1,465) $426 ($743) $270

List of Performance Measures

The following table includes a list of financial performance measures which, in the Company’s assessment, represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs to Company performance for 2023. More information about the ways in which these measures were integrated into the Company’s annual cash bonus and long-term equity incentive programs is included in the Compensation Discussion and Analysis section of this proxy statement.

PERFORMANCE MEASURES:
✓ Revenue ✓ Gross margin (non-GAAP) ✓ Relative TSR compared to Russell 2000 Medical Device Index ✓ Number of patients treating at home on Tablo ✓ Reduction in service costs per console per year ✓ Stock price

2024 Proxy Statement	60

Equity Plan Information

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2023 regarding our equity compensation plans.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	4,961,074 (2)	$15.58 (3)	6,371,421 (4)
Equity compensation plans not approved by security holders	—	—	—
Total	4,961,074	$15.58	6,371,421

(1)
Includes our 2020 Equity Incentive Plan, 2019 Equity Incentive Plan, 2010 Stock Incentive Plan and Employee Stock Purchase Plan.
(2)
Includes 1,935,420 shares issuable pursuant to outstanding stock options and 3,025,654 shares issuable pursuant to outstanding restricted stock units (including PSUs, assuming the underlying shares are earned and vest at the target number of shares) under our 2020 Equity Incentive Plan, 2019 Equity Incentive Plan and 2010 Stock Incentive Plan.
(3)
Excludes restricted stock units which have no exercise price.
(4)
Includes 5,167,593 shares available for issuance under our 2020 Equity Incentive Plan and 1,203,828 shares available for issuance under our Employee Stock Purchase Plan. Our 2020 Equity Incentive Plan provides that the number of shares of our common stock reserved for issuance under the plan will automatically increase on the first day of each fiscal year, beginning with 2021 and continuing until (and including) 2030, by an amount equal to the lesser of 4% of the shares of our common stock issued and outstanding on December 31 of the immediately preceding calendar year or such other amount determined by our Board. Our Employee Stock Purchase Plan provides that the number of shares of our common stock available for future issuance under the plan will automatically increase on the first day of each fiscal year, beginning with 2021 and continuing until (and including) 2030, by an amount equal to the lesser of 1% of the shares of our common stock issued and outstanding on December 31 of the immediately preceding fiscal year, 687,218 shares or such other amount determined by our Board.

2024 Proxy Statement	61

Stock Ownership

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 6, 2024 for: (i) each director and nominee for director, (ii) each of our NEOs, and (iii) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 6, 2024, through the exercise of any options, warrants or other rights. In computing the percentage beneficial ownership of a person, common stock not outstanding and subject to options, warrants or other rights held by that person that are currently exercisable or exercisable within 60 days of March 6, 2024 are deemed outstanding for purposes of calculating the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person. Subject to the foregoing, percentage of beneficial ownership is based on 51,492,317 shares of our common stock outstanding as of March 6, 2024.

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Outset Medical, Inc., 3052 Orchard Drive, San Jose, California 95134.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percentage of Total
Directors and Named Executive Officers:
Leslie Trigg(1)	1,053,324	2.0%
Nabeel Ahmed(2)	81,334	*
John Brottem(3)	44,774	*
Karen Drexler	15,551	*
D. Keith Grossman(4)	299,856	*
Patrick T. Hackett(5)	48,142	*
Jim Hinrichs(6)	142,604	*
Dale E. Jones(7)	11,120	*
Brent D. Lang(8)	—	—
Andrea L. Saia(9)	15,211	*
Jean-Olivier Racine(10)	62,235	*
Steve Williamson(11)	106,876	*
All current executive officers and directors as a group (12 persons)(12)	1,833,033	3.5%
5% Stockholders:
FMR LLC(13)	7,066,782	13.7%
JPMorgan Chase & Co. (14)	4,745,757	9.2%
The Vanguard Group(15)	3,941,367	7.7%
Blackrock, Inc.(16)	3,795,419	7.4%
Morgan Stanley(17)	3,413,343	6.6%
T. Rowe Price Investment Management, Inc.(18)	3,166,747	6.1%
Ameriprise Financial(19)	2,982,490	5.8%

* Indicates beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
Consists of (i) 310,765 shares of common stock held directly by Ms. Trigg, (ii) 8,770 shares of common stock held by The Trigg Family Trust U/A DTD 01/01/2002 and (iii) 733,789 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 6, 2024.

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(2)
Consists of (i) 36,814 shares of common stock held by Mr. Ahmed and (ii) 44,520 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 6, 2024.
(3)
Consists of (i) 13,510 shares of common stock held by Mr. Brottem and (ii) 31,264 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 6, 2024.
(4)
Consists of (i) 10,168 shares held directly by Mr. Grossman, (ii) 5,186 shares of common stock held by The D. Keith and Hallie H. Grossman Family Living Trust and (iii) 284,502 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 6, 2024.
(5)
Consists of (i) 10,168 shares of common stock held by Mr. Hackett and (ii) 37,974 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 6, 2024.
(6)
Consists of (i) 47,668 shares of common stock held by Mr. Hinrichs and (ii) 94,936 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 6, 2024.
(7)
Consists of (i) 10,590 shares of common stock held by Mr. Jones and (ii) 530 shares of common stock issuable pursuant to the vesting of RSUs within 60 days of March 6, 2024.
(8)
Mr. Lang joined our Board on March 12, 2024.
(9)
Consists of (i) 14,791 shares of common stock held by Ms. Saia and (ii) 420 shares of common stock issuable pursuant to the vesting of RSUs within 60 days of March 6, 2024.
(10)
Consists of (i) 37,996 shares of common stock held by Mr. Racine and (ii) 24,239 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 6, 2024.
(11)
Mr. Williamson departed the Company as of February 23, 2024. Consists of (i) 55,626 shares of common stock held by Mr. Williamson and (ii) 51,250 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 6, 2024 pursuant to the standard post-termination exercise terms of the applicable stock option award agreement which allows stock options outstanding on the date of termination to be exercised for a period of three months following such date.
(12)
Consists of (i) 535,921 shares of common stock owned by our current executive officers and directors, (ii) 1,289,763 shares of common stock issuable pursuant to stock options held by our current executive officers and directors that are exercisable within 60 days of March 6, 2024 and (iii) 7,349 shares of common stock issuable pursuant to the vesting of RSUs held by our current executive officers and directors within 60 days of March 6, 2024. Does not include the ownership of Mr. Williamson, who was an NEO for 2023, but who departed the Company as of February 23, 2024, nor the ownership of Catherine Szyman who resigned from our Board effective March 12, 2024.
(13)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2024 by FMR LLC (“FMR”) and Abigail P. Johnson. FMR has sole voting power with respect to 7,040,849 shares of common stock and sole dispositive power with respect to 7,066,782 shares of common stock. Abigail P. Johnson has sole dispositive power with respect to 7,066,782 shares of common stock. The address for each of FMR and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.
(14)
Based solely on a Schedule 13G/A filed with the SEC on January 23, 2024 by JPMorgan Chase & Co. (“JPMorgan”). JPMorgan has sole voting power with respect to 4,190,010 shares of common stock, sole dispositive power with respect to 4,737,753 shares of common stock and shared voting and dispositive power with respect to 8,004 shares of common stock. The address of JPMorgan is 383 Madison Avenue, New York, New York, 10179.
(15)
Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”). Vanguard has shared voting power with respect to 81,539 shares of common stock, sole dispositive power with respect to 3,841,838 shares of common stock and shared dispositive power with respect to 99,529 shares of common stock. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355.
(16)
Based solely on a Schedule 13G/A filed with the SEC on January 26, 2024 by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power with respect to 3,767,990 shares of common stock and sole dispositive power with respect to 3,795,419 shares of common stock. The address of BlackRock is 50 Hudson Yards, New York, New York, 10001.
(17)
Based solely on a Schedule 13G filed with the SEC on February 9, 2024 by Morgan Stanley and Morgan Stanley Capital Services LLC, a wholly-owned subsidiary of Morgan Stanley. Morgan Stanley has shared voting power with respect to 3,359,236 shares of common stock and shared dispositive power with respect to 3,413,343 shares of common stock. Morgan Stanley Capital Services LLC has shared voting and dispositive power with respect to 2,635,864 shares of common stock. The address for each of Morgan Stanley and Morgan Stanley Capital Services LLC is 1585 Broadway, New York, New York 10036.
(18)
Based solely on a Schedule 13G filed with the SEC on February 14, 2024 by T. Rowe Price Investment Management, Inc. (“T. Rowe Price”). T. Rowe Price has sole voting power with respect to 943,602 shares of common stock and sole dispositive power with respect to 3,166,747 shares of common stock. The address of T. Rowe Price is 101 East Pratt Street, Baltimore, Maryland, 21201.

2024 Proxy Statement	63

(19)
Based solely on a Schedule 13G filed with the SEC on February 14, 2024 by Ameriprise Financial, Inc. (“AFI”), Columbia Management Investment Advisers, LLC (“CMIA”) and Columbia Wanger Asset Management, LLC (“CWAM”) (collectively, “Ameriprise Financial”). AFI is the parent company of CMIA and CWAM. AFI has shared voting power with respect to 2,982,453 shares of common stock and shared dispositive power with respect to 2,982,490 shares of common stock. CMIA has shared voting and dispositive power with respect to 2,921,895 shares of common stock. CWAM has shared voting and dispositive power with respect to 2,693,673 shares of common stock. Each of AFI, CMIA and CWAM disclaim beneficial ownership of the reported shares. The address of AFI is 145 Ameriprise Financial Center, Minneapolis, Minnesota 55474, the address of CMIA is 290 Congress Street, Boston, Massachusetts 02210 and the address of CWAM is 71 South Wacker Drive, Suite 2500, Chicago, Illinois 60606.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock on a Form 4 and reports of changes in such ownership on a Form 4 or Form 5. Executive officers, directors and holders of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. We submit all applicable Section 16(a) filing requirements on behalf of our executive officers and directors. To our knowledge, based solely on the reports filed by us, copies of such reports furnished to us and written representations made by our executive officers and directors regarding their filing obligations, all Section 16(a) filing requirements applicable to our executive officers and directors were satisfied with respect to the fiscal year ended December 31, 2023, except for one Form 4 reporting same day option exercises and sales of common stock on February 1, 2023 and February 2, 2023 by Martin Vazquez, our former Chief Operating Officer, which was filed late on March 2, 2023 due to an administrative filing error.

2024 Proxy Statement	64

Audit Matters

Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Although stockholder ratification of the appointment of KPMG LLP is not required by our bylaws, other governing documents or the law, our Board considers the appointment of our independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of KPMG LLP for ratification by our stockholders as a matter of good corporate practice. If our stockholders fail to ratify the appointment, our Audit Committee will review its future selection of KPMG LLP as its independent registered public accounting firm. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Our Board considers the appointment of KPMG LLP as our independent registered public accounting firm for 2024 to be in the best interests of the Company and our stockholders. We expect representatives of KPMG LLP to attend the Annual Meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

KPMG LLP has served as our independent registered public accounting firm since 2011.

Principal Accountant Fees and Services

The following is a summary of the fees and services provided by KPMG LLP to us for fiscal years 2023 and 2022.

	Year Ended December 31,
	2023	2022
Audit Fees(1)	$1,680,000	$1,560,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$1,680,000	$1,560,000

(1)
Audit Fees consist of fees for professional services related to audits of our annual financial statements, reviews of our quarterly financial statements, audit of our internal control over financial reporting, comfort letters and audit services that are normally rendered by KPMG LLP in connection with regulatory filings. The audit fees incurred in 2023 also include reimbursement for direct out-of-pocket expenses.

Pre-Approval Policies and Procedures

Our Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of our independent registered public accounting firm. Our Audit Committee’s charter establishes a policy that all audit and permitted not-audit and tax services to be provided by our independent registered public accounting firm must be pre-approved by our Audit Committee. Our Audit Committee has pre-approved all such audit and permitted non-audit services in accordance with this policy for the years ended December 31, 2023 and 2022. As part of this review, our Audit Committee considers whether the provision of any such non-audit or tax services by KPMG LLP is compatible with maintaining the independence of our independent registered public accounting firm.

2024 Proxy Statement	65

Our Audit Committee may delegate authority to pre-approve services to one or more of its members, provided any decisions made by such member or members to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.

Vote Required:

Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions have the same impact as votes “Against” the proposal. Brokers have discretion to vote on this proposal.

Board Recommendation:	Our board and the audit committee of our board each Unanimously recommends a vote “For” the RatifiCation of the appointment of KPMG LLP as our independent registered public accounting firm for 2024.

Report of the Audit Committee

The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.

In fulfilling its oversight responsibilities, the Audit Committee:

•
reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2023 with management and KPMG LLP;
•
discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•
received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence; and
•
discussed the independence of KPMG LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC. The Audit Committee also appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Submitted by the Audit Committee of our Board:*

Jim Hinrichs, Chair
Patrick T. Hackett
Andrea L. Saia

* Although Brent D. Lang is currently a member of the Audit Committee, he did not participate in the above matters as he joined the Audit Committee on March 12, 2024.

2024 Proxy Statement	66

Additional Information

Other Matters

Our Board is not aware of any other matters that will be presented for consideration at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

Stockholder Proposals and Nominations for Next Year’s Annual Meeting of Stockholders

In order to be considered for inclusion in the proxy materials for our 2025 annual meeting of stockholders, proposals submitted by stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at Outset Medical, Inc., 3052 Orchard Drive, San Jose, California 95134 on or before December 12, 2024, and also must otherwise comply with the procedures and requirements set forth in Rule 14a-8.

Alternatively, stockholders intending to present a proposal (outside of the process established in Rule 14a-8) or nominate a director for election at our 2025 annual meeting of stockholders without having the proposal or nomination included in the proxy materials for the meeting must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders. Accordingly, for our 2025 annual meeting of stockholders, our Corporate Secretary must receive the proposal or nomination no earlier than January 29, 2025 and no later than 5:00 p.m. Eastern Time on February 28, 2025. The proposal or nomination must contain the information required by our bylaws and otherwise comply with the requirements set forth in our bylaws.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to our principal executive offices at Outset Medical, Inc., 3052 Orchard Drive, San Jose, California 95134, Attn: Corporate Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 31, 2025.

Availability of Annual Report on Form 10-K

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the SEC is available free of charge on our website at www.outsetmedical.com or on the SEC’s website at www.sec.gov. Stockholders may also obtain a copy of our 2023 annual report, including financial statements but excluding exhibits, without charge by sending a written request to: Outset Medical, Inc., Attention: Corporate Secretary, 3052 Orchard Drive, San Jose, California 95134.

By order of the Board of Directors,
/s/ John L. Brottem

John L. Brottem
General Counsel and Secretary
April 11, 2024

2024 Proxy Statement	67

APPENDIX A – NON-GAAP RECONCILIATIONS

The following table shows our GAAP gross margin reconciled to our non-GAAP gross margin included in this proxy statement. This non-GAAP financial measure is in addition to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP. GAAP gross margin includes stock-based compensation expense, as listed in the table below. Management has excluded the effects of this non-cash expense item in non‐GAAP gross margin to assist investors in analyzing and assessing past and future operating performance and period-to-period comparisons. There are limitations related to the use of non-GAAP financial measures because they are not prepared in accordance with GAAP, may exclude significant expenses required by GAAP to be recognized in our financial statements, and may not be comparable to non-GAAP financial measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand our business.

Reconciliation Between GAAP and Non-GAAP Gross Margin

Year Ended December 31, 2023
GAAP gross margin	22.2%
Stock-based compensation expense	1.4
Non-GAAP gross margin	23.6%

2024 Proxy Statement	A-1

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 28, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OM2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 28, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. OUTSET MEDICAL, INC. 3052 ORCHARD DR. SAN JOSE, CA 95134 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V05784-P82998 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED DETACH AND RETURN THIS PORTION ONLY OUTSET MEDICAL, INC. The Board of Directors recommends you vote FOR each of the following Class I director nominees: 1. Election of Class I Directors nominees 1a. Karen Drexler 1b. Dale E. Jones 1c. Leslie Trigg For Withhold The Board of Directors recommends you vote FOR Proposals 2 and 3: For Against Abstain 2. Advisory vote to approve 2023 named executive officer compensation 3. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024 NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

2024 Proxy Statement	A-2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of the Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V30209-P01263 OUTSET MEDICAL, INC. Annual Meeting of Stockholders May 29, 2024 1:30 PM Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Leslie Trigg and John Brottem, or either of them, as proxies, each with the power to appoint his or her substitute, and authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OUTSET MEDICAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually via live audio webcast at 1:30 p.m. Pacific Time on May 29, 2024 at www.virtualshareholdermeeting.com/OM2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

2024 Proxy Statement	A-3